UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HARTE-HANKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTE-HANKS, INC.

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2013

As a stockholder of Harte-Hanks, Inc., a Delaware corporation, you are hereby given notice of, and invited to attend in person or by proxy, Harte-Hanks’ 2013 annual meeting of stockholders. The annual meeting will be held at the Embassy Suites Hotel, 10110 US Highway 281 North, San Antonio, Texas 78216, on Wednesday, May 29, 2013, at 8:30 a.m. Central Time, for the following purposes:

1.     To elect three Class II directors, each for a three-year term;

2.     To ratify the appointment of KPMG LLP as Harte-Hanks’ independent registered public accounting firm for fiscal 2013;

3.     To approve of the company’s 2013 Omnibus Incentive Plan; and

4.     To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 1, 2013 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Please note that we are requiring a form of personal identification and, for beneficial owners, appropriate proof of ownership of our common stock to attend the annual meeting. For more information, please refer to the enclosed proxy statement.

Pursuant to rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials (the proxy statement and our Form 10-K for the year ended December 31, 2012, which we are distributing in lieu of a separate annual report to stockholders) on the Internet instead of mailing a printed copy of these materials to each stockholder.  Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below.  Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies.  If you received the Notice by mail and would prefer to receive a printed copy of the company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The proxy statement and our Form 10-K for the year ended December 31, 2012 are also available on our website at www.harte-hanks.com, under the heading “About Us” in the section for “Investors.”  Additionally, and in accordance with SEC rules, you may access our proxy statement and Form 10-K at http://viewproxy.com/harte-hanks/2013/, which does not have “cookies” that identify visitors to the site.

Most stockholders have a choice of submitting a proxy (1) online, (2) by telephone, or (3) by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.

Your vote is important. We urge you to review the accompanying materials carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

Thank you for your continued interest and support.

By Order of the Board of Directors,

/s/ Robert L. R. Munden
Robert L. R. Munden
Senior Vice President, General Counsel & Secretary

San Antonio, Texas

April 15, 2013

PROXY STATEMENT TABLE OF CONTENTS

HARTE-HANKS, INC.

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2013

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the Board) of Harte-Hanks, Inc. for use at our 2013 annual meeting.  In this proxy statement, references to “Harte-Hanks,” the “company,” “we,” “us,” “our” and similar expressions refer to Harte-Hanks, Inc., unless the context of a particular reference provides otherwise.  We refer to various websites in this proxy statement.  Neither the Harte-Hanks website nor any other website included in this proxy statement is intended to function as a hyperlink, and the information contained on such websites is not a part of this proxy statement.

GENERAL INFORMATION

2013 Annual Meeting Date and Location

Our 2013 annual meeting of stockholders will be held on Wednesday, May 29, 2013 at 8:30 a.m. (Central Time) at the Embassy Suites Hotel, 10110 US Highway 281 North, San Antonio, Texas 78216, or at such other time and place to which the meeting may be adjourned or postponed.  References in this proxy statement to the annual meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

Mailing Date

The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 15, 2013.

Important Notice Regarding Availability of Proxy Materials For Annual Meeting To Be Held On May 29, 2013

Pursuant to rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials (the proxy statement and our Form 10-K for the year ended December 31, 2012, which we are distributing in lieu of a separate annual report to stockholders) via the Internet instead of mailing a printed copy of these materials to each stockholder.  Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials except as described below.  Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies.  If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The proxy statement and our Form 10-K for the year ended December 31, 2012 are available on our website at www.harte-hanks.com, under the heading “About Us” in the section for “Investors.”  Additionally, and in accordance with SEC rules, you may access our proxy statement and Form 10-K at http://viewproxy.com/harte-hanks/2013/, which does not have “cookies” that identify visitors to the site.

Stockholders Sharing an Address

Registered Stockholders — Each registered stockholder (you are a registered stockholder if you own shares in your own name on the books of our transfer agent, Computershare Trust Company, N.A.) will receive one copy of the Notice per account even if at the same address.

Street-name Stockholders — Most banks and brokers are delivering only one copy of the Notice to consenting street-name stockholders (you are a street-name stockholder if you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address.  This procedure reduces our printing and distribution costs.  Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee, or (if offered) by checking the appropriate box on the voting instruction card sent to them.  Similarly, most street-name stockholders who are receiving multiple copies of the Notice at a single address may request that only a single Notice be sent to them in the future by checking the appropriate box on the voting instruction card sent to them or by contacting their bank, broker or other nominee.

Voting

Stockholders Entitled to Vote

The record date for determining the common stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof was the close of business on April 1, 2013, at which time we had issued and outstanding 63,243,691 shares of common stock, which were held by approximately 2,125 holders of record.  Please refer to “Security Ownership of Management and Principal Stockholders” for information about common stock beneficially owned by our directors, executive officers and principal stockholders as of the date indicated in such section.  Record date stockholders are entitled to one vote for each share of common stock owned as of the record date.  For a period of at least ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours at our corporate headquarters located at 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216.

Voting of Proxies By Management Proxy Holders

The Board has appointed Messrs. Douglas C. Shepard, our Executive Vice President and Chief Financial Officer, and Robert L. R. Munden, our Senior Vice President, General Counsel & Secretary, as the management proxy holders for the annual meeting.  Your shares will be voted in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or online, as applicable.  For stockholders who have their shares voted by duly submitting a proxy online, by mail or telephone, the management proxy holders will vote all shares represented by such valid proxies reflecting the Board’s recommendations, unless a stockholder appropriately specifies otherwise:

•      Proposal I (Election of Directors) — FOR the election of each of the persons named under “Proposal I—Election of Directors” as nominees for election as Class II directors;

•      Proposal II (Ratification of the Appointment of Independent Auditors) — FOR the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm (independent auditors) for fiscal 2013; and

•      Proposal III (Approval of Harte-Hanks 2013 Omnibus Incentive Plan) — FOR the approval of the Harte-Hanks 2013 Omnibus Incentive Plan.

As of the date of printing of this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the annual meeting.  Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the company.  Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the management proxy holders in accordance with the specification.

Quorum; Required Votes

The presence at the meeting, in person or by proxy, of the stockholders entitled to cast at least a majority of the votes that all common stockholders are entitled to cast is necessary to constitute a quorum for the transaction of business at the annual meeting.  Each vote represented at the meeting in person or by proxy will be counted toward a quorum.  Abstentions and broker “non-votes” (which are described below) are counted as present at the annual meeting for purposes of determining whether a quorum is present.  If a quorum is not present, the meeting may be adjourned or postponed from time to time until a quorum is obtained.

Under the current rules of the New York Stock Exchange (NYSE), brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted.  There are also non-discretionary matters for which brokers do not have discretionary authority to vote, even if they do not receive timely instructions from the customer.  When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a “broker non-vote” results.  Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.  Brokers will not have discretionary authority in the absence of timely instructions from their customers for proposals I or III, but brokers will have discretionary authority in the absence of timely instructions from their customers for proposal II.

•                  Proposal I (Election of Directors) — To be elected, each nominee for election as a Class II director must receive the affirmative vote of a plurality of the votes cast at the annual meeting, in person or by proxy. This means that director nominees with the most votes are elected.  Votes may be cast in favor of or withheld from the election of each nominee.  Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of such director.  Broker non-votes are not deemed to be votes cast and, therefore, will not affect the outcome.

•                  Proposal II (Ratification of the Appointment of Independent Auditors) — Ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2013 requires the affirmative vote of the majority of the votes cast at the annual meeting, in person or by proxy.  Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal.

•                  Proposal III (Approval of Harte-Hanks 2013 Omnibus Incentive Plan) — To be approved, the Harte-Hanks 2013 Omnibus Incentive Plan must receive the affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will not affect the outcome.

Submission of proposal II for ratification by the stockholders is not legally required.  However, the Board and its Audit Committee believe that such submission is an opportunity for stockholders to provide feedback to the Board and its Audit Committee on an important issue of corporate governance.  If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.  The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors. Ratification by the stockholders of the appointment of KPMG LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during the year or thereafter.

Voting Procedures

Registered Stockholders — Registered stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•                  By Mail. You may submit a proxy by signing, dating and returning your proxy card in the enclosed pre-addressed envelope.

•                  By Telephone.  You may submit a proxy by telephone using the toll-free number listed on the proxy card.  Please have your proxy card in hand when you call.  Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•                  Online.  You may submit a proxy online using the website listed on the proxy card.  Please have your proxy card in hand when you log onto the website.  Online voting facilities will close and no longer be available on the date and time specified on the proxy card.

•                  In Person.  You may vote in person at the annual meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

Street-name Stockholders — Street-name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•                  By Mail. You may submit a proxy by signing, dating and returning your proxy card in the enclosed pre-addressed envelope.

•                  By Methods Listed on Proxy Card.  Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or online, following the instructions on the proxy card or other information provided by the record holder.

•                  In Person with a Proxy from the Record Holder.  A street-name stockholder who wishes to vote in person at the meeting will need to obtain a legal proxy from their bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the annual meeting.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the annual meeting by:

•      timely delivery of a valid, later-dated executed proxy card;

•      timely submitting a proxy with new voting instructions using the telephone or online voting system;

•      voting in person at the meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; or

•      filing an instrument of revocation received by the Secretary of Harte-Hanks, Inc. at 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216, by 5:00 p.m., Central Time, on Tuesday, May 28, 2013.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Annual Meeting Admission

If you wish to attend the annual meeting in person, you must present a form of personal identification. If you are a beneficial owner of Harte-Hanks common stock that is held of record by a bank, broker or other nominee, you will also need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership.  No cameras, recording equipment, large bags, briefcases or packages will be permitted in the meeting.

Solicitation Expenses

We will bear all costs incurred in the solicitation of proxies by our Board.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation.  We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.  In connection with this proxy statement, we have engaged Alliance Advisors, LLC to solicit proxies on our behalf, and estimate that the fees incurred in connection with such solicitation will be under $15,000.

Copies of the Annual Report

A copy of our annual report on Form 10-K for the year ended December 31, 2012, including the financial statements and the financial statement schedules, if any, but not including exhibits, will also be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to Harte-Hanks, Inc., Attn:  Secretary, 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216.  Our Form 10-K and the exhibits filed with it are also available on our website, www.harte-hanks.com under the heading “About Us” in the section for “Investors.”  Our Form 10-K and the exhibits filed with it do not constitute a part of the proxy solicitation material.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules of the SEC require our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.  As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders. To our knowledge, based solely on our review of the copies of Section 16(a) reports received by us with respect to fiscal 2012, including those reports that we have filed on behalf of our directors and executive officers pursuant to powers of attorney, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, officers and persons who own more than 10% of a registered class of our equity securities have been satisfied.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our current directors and executive officers:

Name	Age	Position
Stephen E. Carley	60	Director and Nominee (Class II)
David L. Copeland	57	Director (Class I)
William F. Farley	69	Director and Nominee (Class II)
Larry D. Franklin	70	Director and Nominee (Class II); Chairman, President and
		Chief Executive Officer
Christopher M. Harte	65	Director (Class I); Lead Director
Houston H. Harte	86	Director (Class III); Vice Chairman
Scott C. Key	54	Director (Class I)
Judy C. Odom	60	Director (Class III)
Karen A. Puckett	52	Director (Class III)
Douglas C. Shepard	45	Executive Vice President and Chief Financial Officer
Robert L. R. Munden	44	Senior Vice President, General Counsel & Secretary
Michael P. Paulsin	50	Senior Vice President and President, Shoppers

Class II directors are to be elected at our 2013 annual meeting. Messrs. William F. Farley, Larry D. Franklin and Stephen E. Carley are nominees for election as Class II directors. The term of Class I directors expires at the 2015 annual meeting of stockholders, and the term of Class III directors expires at the 2014 annual meeting of stockholders.

Stephen E. Carley joined Harte-Hanks as a director on March 17, 2013. Mr. Carley currently serves as the Chief Executive Officer, and as a director, of Red Robin Gourmet Burgers, Inc., a casual dining restaurant chain.  Prior to joining Red Robin, Mr. Carley served from April 2001 to August 2010 as the Chief Executive Officer of El Pollo Loco, Inc., a privately held restaurant company. Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo, Inc., and the Taco Bell Group.

We believe that Mr. Carley brings to the board of directors, among his other skills and qualifications, extensive retail and consumer-focused industry experience and valuable executive leadership, which he has gained as a chief executive officer of a corporation with significant, large-scale operations.  In addition, he has extensive knowledge and understanding of marketing from a retail perspective, which should prove valuable for our company given the number of our retail-based clients.

David L. Copeland  has served as a director of Harte-Hanks since 1996.  He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980, and currently serves as its President.  Since 1998, he has served as a director of First Financial Bankshares, Inc., a financial holding company.  Currently, he serves on the executive and nominating committees and is also the audit committee chairman of First Financial Bankshares.

We believe that Mr. Copeland’s qualifications for our board include his experience serving on various committees for a publicly traded financial holding company.  We also believe he offers us extensive knowledge of financial instruments, financial and economic trends and accounting expertise from serving as president of SIPCO, Inc. and on the audit committee of First Financial Bankshares.  Mr. Copeland, a certified public accountant and a chartered financial analyst, qualifies as a financial expert on our audit committee.

William F. Farley has served as a director of Harte-Hanks since 2003.  Currently, he is a Principal with Livingston Capital, a private investment business he started in 2002.  Since 2005, he has served on the board of trustees for Blue Cross Blue Shield of Minnesota and is a member of its technology committee and the chair of its investment committee.  He served as Chairman and Chief Executive Officer of Science, Inc., a medical device company, from 2000 to 2002. He also served as Chairman and Chief Executive Officer of Kinnard Investments, a financial services holding company, from 1997 to 2000.  From 1990 to 1996, he served as Vice Chairman of U.S. Bancorp, a financial services holding company.

We believe that Mr. Farley’s qualifications for our board include his extensive leadership experience at various financial institutions serving in roles as chairman and chief executive officer.  We believe he provides important perspectives on financial markets, complex securities and financial and economic trends, as well as a broad prospective on corporate governance and risk management issues facing businesses today. Mr. Farley qualifies as a financial expert on our audit committee.

Larry D. Franklin serves as our Chairman of the Board and, since January 2009, also serves as our President and Chief Executive Officer. Mr. Franklin joined Harte-Hanks in 1971, has been a director since 1974, and was previously our Chief Executive Officer from 1991 until 2002 and executive Chairman until the end of 2005. Mr. Franklin also has served in a variety of other management and leadership roles at Harte-Hanks, including as Chief Financial Officer and Chief Operating Officer.  From 1994 to 2005, he was a director at John Wiley and Sons, a global publisher, serving on the governance committee and as audit committee chairman.

Mr. Franklin’s qualifications for our board include his demonstrated leadership skills as our Chief Executive Officer and in his various other roles with Harte-Hanks, including as our former Chief Financial Officer and Chief Operating Officer.  He is highly experienced in driving operational and financial performance at Harte-Hanks as both a private and public company in a number of economic market conditions.

Christopher M. Harte has served as a director of Harte-Hanks since 1993, and is our current Lead Director. He is a private investor.  He was Chairman and subsequently publisher of the Minneapolis Star Tribune from March 2007 through September 2009.  The Minneapolis Star Tribune entered bankruptcy in January 2009 and emerged from bankruptcy in September 2009. He had previously been President and publisher of Knight-Ridder newspapers in State College, Pennsylvania and Akron, Ohio, and later President of the newspaper in Portland, Maine. He serves as a director of Geokinetics, Inc., a provider of three-dimensional seismic acquisition services to U.S. and international oil and gas businesses.  He was a director of Crown Resources Corporation from 2002 until its merger with Kinross Gold Corporation in 2006.  Mr. Harte is the nephew of director Houston H. Harte.

We believe that Mr. Harte’s qualifications for our board include his extensive experience in managing, investing in and serving on the board of directors of a number of media companies in various segments of the media industry.  Also, he offers the perspective of a seasoned board member having served on our board of directors when it was a private company and a public company.

Houston H. Harte has served as a director of Harte-Hanks since 1952 and served as Chairman of the Board from 1972 until May 1999. Since May 1999, Mr. Harte has served as Vice Chairman of the Board of Harte-Hanks. Mr. Harte is the uncle of director Christopher M. Harte.

We believe that Mr. Harte’s service on our board for over sixty years provides us with invaluable historical perspective and experience in various economic climates.  In addition, he has witnessed our evolution from a newspaper holding company to a traditional media company and finally to our present targeted marketing operations, and thus brings valuable insights on industry transformations driven by technological change.  Mr. Harte is retiring from Board effective at the annual meeting.

Scott C. Key joined the Harte-Hanks board on March 17, 2013.  Since January 2011, Mr. Key has served as President and Chief Operating Officer of IHS, Inc., a leading source of information and analytics.  Mr. Key joined IHS in 2003, and has served in a variety of roles of progressively greater responsibility, most recently as IHS’ Senior Vice President, Global Products and Services (in 2010) and President and Chief Operating Officer of IHS Global Insight (September 2008 – December 2009).  From 2007-2008, he served as President and Chief Operating Officer of IHS Jane’s and chairman of IHS Fairplay, and led an integrated sales team on a global basis.  From 2003-2007, he served as IHS Senior Vice President of Corporate Strategy and Marketing, and led Energy Strategy, Products, Marketing and Software Development. Prior to joining IHS in 2003, Mr. Key served as a senior executive in energy technology and services.

We believe Mr. Key’s extensive experience in global data- and analytics-intensive businesses will bring a keen perspective as our company continues to develop more and different data-driven marketing offerings for our clients.  In addition, his current service as Chief Executive Officer of a fast growing company will provide a valuable perspective on our board.

Judy C. Odom has served as a director of Harte-Hanks since 2003. Since November 2002, she has also served on the board of directors of Leggett & Platt, Incorporated, a diversified manufacturing company. She served on the board of Storage Technology Corporation, a provider of data storage hardware and software products and services, from November 2003 to August 2005. From 1985 until 2002, she held numerous positions, most recently chief executive officer and chairman of the board, at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983.  Prior to founding Software Spectrum, she was a partner with the international accounting firm, Grant Thornton.

We believe that Ms. Odom’s qualifications to serve on our board include her board service with several companies allowing her to offer a broad leadership perspective on strategic and operating issues facing companies today.  Her experience co-founding Software Spectrum, growing it to a large public company before selling it to another public company and serving as board chair provides the insight and perspective of a successful entrepreneur and long-serving chief executive officer with international operating experience. As a partner in an international accounting firm she supervised audits of many companies in various industries.

Karen A. Puckett has served as a director of Harte-Hanks since 2009.  Ms. Puckett is currently an Executive Vice President and Chief Operating Officer with CenturyLink, Inc., and has served as CenturyLink’s Chief Operating Officer since 2000.  CenturyLink is the third largest telecom communications company in the U.S. and a leader in network services as well as a global leader in cloud infrastructure and hosted IT solutions for enterprise customers.  CenturyLink provides data voice and managed services in local, national and select international markets.

We believe that Ms. Puckett’s qualifications for our board include her perspective as an active chief operating officer based on her leadership experience at CenturyLink.  In addition, she recently helped lead CenturyLink’s combination with Qwest Communications International, Inc.  We believe her involvement in the transformation and expansion of CenturyLink gives her broad perspective on all aspects of growing businesses.

Douglas C. Shepard has served as our Executive Vice President and Chief Financial Officer since December 2007. From September 2006 to December 2007, he served as Chief Financial Officer and Treasurer of Highmark’s vision holding company, HVHC Inc. From November 2004 to December 2007, he served as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Eye Care Centers of America, Inc. (“ECCA”). From March 1997 to November 2004, he served as ECCA’s Vice President of Finance and Controller. Mr. Shepard joined ECCA in March 1995. Prior to his employment with ECCA, Mr. Shepard served at a publicly traded restaurant company and at Deloitte & Touche, LLP.

Robert L. R. Munden joined the company in April 2010 as our Senior Vice President, General Counsel and Secretary.  From April 2005 through March 2010, Mr. Munden served as Vice President and Corporate Counsel of Safeguard Scientifics, Inc., a NYSE-listed company.  From June 2002 through April 2005, he served as Corporate Counsel, North America for Taylor Nelson Sofres, a market research company (now a division of WPP PLC).  From November 1999 through December 2001, Mr. Munden served as Vice President, General Counsel and Secretary of Naviant, Inc., an internet marketing and database services firm.  Prior to his employment with Naviant, Mr. Munden was an associate with the law firm Brobeck, Phleger & Harrison, and an armor and cavalry officer in the U.S. Army.

Michael P. Paulsin has served as our Senior Vice President and President, Shoppers since September 2011, with responsibility for our entire Shoppers division. From April 2007 to August 2011, he served as Vice President and President, California Shoppers. He previously served in a variety of financial and leadership positions with Shoppers beginning in 1988.

CORPORATE GOVERNANCE

We believe that strong corporate governance helps to ensure that our company is managed for the long-term benefit of our stockholders. During the past year, we continued to review our corporate governance policies and practices, the applicable federal securities laws regarding corporate governance, and the corporate governance standards of the NYSE, the stock exchange on which our common stock is listed. This review is part of our continuing effort to enhance corporate governance at Harte-Hanks and to communicate our governance policies to stockholders and other interested parties.

You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (“Governance Committee”), as well as our Corporate Governance Principles, Business Conduct Policy, Code of Ethics and certain other policies and procedures at our website at www.harte-hanks.com under the heading “About Us” in the section for “Corporate Governance.” Additionally, stockholders can request copies of any of these documents free of charge by writing to the following address:

Harte-Hanks, Inc. (Attention: Secretary)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

From time to time, these governance documents may be revised in response to changing regulatory requirements, our evaluation of evolving best practices and industry norms and input from our stockholders and other interested parties. We encourage you to check our website periodically for the most recent versions.

Board of Directors and Board Committees

Our business is managed under the direction of our Board. The Board elects the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance. The Board, with the assistance of the Compensation Committee, also assists in planning for the succession of the CEO and certain other key positions. In addition, the Board oversees the conduct of our business and strategic plans to evaluate whether the business is being properly managed, and reviews and approves our financial objectives and major corporate plans and actions.  Through the Audit Committee, the Board reviews and approves significant changes in the appropriate auditing and accounting principles and practices, provides oversight of internal and external audit processes, financial reporting and internal controls.

The Board meets on a regularly scheduled basis to review significant developments affecting our company, to act on matters requiring approval by the Board and to otherwise fulfill its responsibilities. It also holds special meetings when an important matter requires action or review by the Board between regularly scheduled meetings. The Board met nine times and acted by unanimous written consent twice during 2012.  In 2012, each director participated in all Board meetings, except for William K. Gayden (who attended six meetings) and Mr. H. Harte (who attended three meetings).  In addition, in 2012 each director participated in each meeting of a Board committee of which he or she was a member, except for Mr. Farley (who missed one Audit Committee Meeting) and Mr. Gayden (who missed two Compensation Committee and two Governance Committee meetings).  Mr. Gayden resigned from the Board on January 15, 2013, and Mr. H. Harte will retire from the Board at the 2013 annual meeting.

The Board has separately designated standing Audit, Compensation and Governance Committees. The following table provides Board and committee membership and meeting information for each of the Board’s standing committees:

Director	Independent (1)	Audit Committee	Compensation Committee	Governance Committee
Stephen E. Carley (2)	Yes
David L. Copeland	Yes	Chair (3)
William F. Farley	Yes	Member (3)	Member
Larry D. Franklin	No
Christopher M. Harte	Yes	Member		Chair
Houston H. Harte	No
Scott C. Key (2)	Yes
Judy C. Odom	Yes		Chair	Member
Karen A. Puckett	Yes		Member
Number of Meetings in 2012		9	4	3
Number of Written Consents in 2012		0	0	0

(1)                   The Board has determined that the director is independent as described under “Independence of Directors.”

(2)                   Messrs. Carley and Key joined the Board on March 17, 2013, and have not yet been assigned to any committees.

(3)                   The Board has determined that the director is an audit committee financial expert as described under “Audit Committee Financial Experts and Financial Literacy.”

In accordance with our Corporate Governance Principles, the Board has determined to rotate the chairs of its committees effective with the conclusion of the 2013 annual meeting.   At that time, Mr. Farley will become the Chair of our Audit Committee, Mr. Copeland will join and become Chair of our Compensation Committee, and Ms. Odom will become Chair of our Governance Committee.

A brief description of the principal functions of each of the Board’s three standing committees follows. The Board retains the right to exercise the powers of any committee to the extent consistent with applicable rules and regulations, and may do so from time to time. For additional information, please refer to the committee charters that are available on our website at www.harte-hanks.com under the heading “About Us” in the section for “Corporate Governance.”

•                  Audit Committee — The primary function of the Audit Committee is to assist the Board in fulfilling its oversight of (1) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) the qualifications and independence of our independent auditors, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements.

•                  Compensation Committee — The primary functions of the Compensation Committee are to (1) review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation, (2) review and recommend to the Board (as directed by the Board) non-CEO officer compensation, incentive-compensation plans and equity-based plans, and (3) review and discuss with management the company’s “Compensation Discussion and Analysis” and produce a committee report on executive compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC.

•                  Governance Committee — The primary functions of the Corporate Governance Committee are to (1) develop, recommend to the Board, implement and maintain our company’s corporate governance principles and policies, (2) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (3) recommend that the Board select the director nominees for the next annual meeting of stockholders, (4) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees, and (5) oversee the evaluation of the Board and management.

Director Nomination Process

The Governance Committee is responsible for managing the process for the nomination of new directors.  The Governance Committee may identify potential candidates for first-time nomination as a director using a variety of sources—recommendations from current Board members, our management, stockholders or contacts in communities served by Harte-Hanks, or by conducting a formal search using an outside search firm selected and engaged by the Governance Committee.

Following the identification of a potential director nominee, the Governance Committee commences an inquiry to obtain sufficient information on the background of a potential new director nominee. Included in this inquiry is an initial review of the candidate with respect to whether the individual would be considered independent under NYSE and SEC rules and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Compensation Committees of the Board. The Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including the characteristics of independence, diversity, age, skills, background and experience, financial acumen, availability of service to Harte-Hanks, tenure of incumbent directors on the Board and the Board’s anticipated needs.  Candidates should also have the skills and fortitude to assess and challenge the way things are done and recommend alternative solutions to problems; the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight; an awareness of both the business and social environment in which today’s corporation operates; and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing the future and profitable growth of the company.  The Governance Committee has determined that it is desirable for the Board to have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender and age, and considers issues of diversity and background in determining the appropriate composition of the Board and identifying director nominees.  However, the company does not have a formal policy concerning diversity considerations, nor any formal means of assessing the efficacy of its diversity consideration.

The Governance Committee will consider potential nominees recommended by our stockholders taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Governance Committee in care of our Secretary at Harte-Hanks, Inc., 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216.  Our by-laws provide additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Submission of Stockholder Proposals for 2013 Annual Meeting” and in our by-laws.

Assuming a satisfactory conclusion to the Governance Committee’s review and evaluation process, the Governance Committee presents the candidate’s name to the Board for nomination for election as a director and, if applicable, inclusion in our proxy statement.

Independence of Directors

Questionnaires are used on an annual basis (or when a new director is added) to gather input to assist the Governance Committee and the Board in their determinations of the independence of the non-employee directors.  Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Governance Committee presented its findings to the Board on the independence of (1) Stephen E. Carley, (2) David L. Copeland, (3) William F. Farley, (4) Christopher M. Harte, (5) Scott C. Key, (6) Judy C. Odom and (7) Karen A. Puckett, in each case in accordance with applicable federal securities laws and the rules of the NYSE.  The Board determined that, other than in their capacity as directors, none of these non-employee directors had a material relationship with Harte-Hanks, either directly or as a partner, stockholder or officer of an organization that has a relationship with Harte-Hanks.  The Board further determined that (i) each such non-employee director is otherwise independent under applicable NYSE listing standards for purposes of serving on the Board, the Audit Committee, the Compensation Committee and the Governance Committee, (ii) each such non-employee director satisfies the additional audit committee independence standards under Rule 10A-3 of the SEC and (iii) for purposes of serving on the Audit Committee, each such non-employee director is financially literate and, where applicable, certain of such directors are “audit committee financial experts” as such term is defined in the applicable SEC rules.

When assessing the materiality of a director’s relationship with us, if any, the Board considers all known relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. In making its most recent independence determinations, the Board considered the following matters with respect to Messrs. Copeland and Key and Ms. Puckett and determined that they do not constitute material relationships with Harte-Hanks or otherwise impair their independence as members of the Board or any of its committees, including the Audit Committee:

•                  As previously disclosed in our 2012 proxy statement, Mr. Copeland’s son is a member of the transaction services group of KPMG LLP, our independent registered public accounting firm. This issue was previously reviewed and discussed by the Board in connection with assessing the continued independence of Mr. Copeland. This review process included discussing with KPMG the nature of its transaction services group and whether there was any relation to KPMG’s audit or tax compliance groups.  As a result of this diligence and discussions with KPMG, it was determined that KPMG’s transaction services group is a separate and distinct group from KPMG’s audit and tax compliance practice groups.  Accordingly, based on the nature of the services provided by the transaction services group and the fact that Harte-Hanks has not purchased such transaction services from KPMG, this matter was not deemed to constitute a material relationship with Harte-Hanks.

•                  As disclosed in our 2012 proxy statement and further in this proxy statement, in accordance with SEC rules, Mr. Copeland has reported, but disclaimed, “beneficial ownership” of approximately 8.4% of our outstanding shares of our common stock that are owned by (1) various trusts for which Mr. Copeland serves as trustee or co-trustee, (2) a limited partnership of which he is an officer of the general partner, and (3) the Shelton Family Foundation, of which he is one of nine directors and an employee.  Based on the nature of Mr. Copeland’s role with these entities, his absence of any pecuniary interest in these shares and his disclaimer of any beneficial ownership in these shares, this matter is not deemed to constitute a material relationship with Harte-Hanks.

•                  As previously disclosed in our 2012 proxy statement, Ms. Puckett serves as an executive officer of CenturyLink, Inc., which is both a client and a vendor of the company.  In 2012, CenturyLink purchased or licensed approximately $850,000 of software, data and services from our Trillium Software and Data Services business units, and we purchased approximately $600,000 telecommunications services from CenturyLink, all in the ordinary course of business.  Ms. Puckett is not compensated directly or indirectly as a result of these transactions other than that the company’s payments to CenturyLink add to the overall revenue of CenturyLink.  Moreover, Ms. Puckett did not actively participate in negotiating or consummating the terms of the applicable transactions between the company and CenturyLink and did not have any direct or indirect material interest in such transactions.

•                  Mr. Key serves as an executive officer of IHS Inc., which is a client of the company.  In 2012, IHS purchased or licensed approximately $100,000 of data and services from our Aberdeen Group and Trillium Software business units, all in the ordinary course of business.  Mr. Key is not compensated directly or indirectly as a result of these transactions other than that the company’s payments to IHS add to the overall revenue of IHS.  Moreover, Mr. Key did not actively participate in negotiating or consummating the terms of the applicable transactions between the company and IHS and did not have any direct or indirect material interest in such transactions.

Board Leadership Structure

As previously mentioned, seven of our nine Board members are independent directors.  Mr. Franklin serves as our Chairman of the Board and since January 2009, he has served as our CEO and President.  Mr. Franklin has been a member of the Board since 1974.  The non-management and independent members of the Board meet in executive session outside the presence of management directors at every regular meeting of the Board, and as-needed at special meetings.  We believe having a substantial majority of independent, experienced directors comprising our Board benefits the company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies.  We believe our current Board leadership structure is appropriate for us because it demonstrates to our employees, suppliers, customers and other stakeholders that we are under strong leadership, with a single person having primary responsibility for managing our operations.  Having a single leader for both the company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership.  We believe Harte-Hanks, like many other U.S. companies, has been well-served by this leadership structure.

The Board has adopted a Lead Director Policy for the company, and elected Christopher M. Harte as Lead Director.  The Lead Director Policy provides that:

•                  the Board shall conduct an annual evaluation of whether to combine (or continue combining, as the case may be) the roles of Chairman of the Board and CEO, with a view to ensuring significant independent oversight of management;

•                  when the Chairman of the Board is also the CEO, the independent members of the Board shall elect one of the independent Directors to serve as Lead Director, such director to serve in such role for a one-year term;

•                  at each regular meeting of the Board, the independent directors shall meet in executive session; and

•                  the Lead Director shall have the following powers and duties (1) presiding over all meetings of the Board at which the Chairman of Board is not present, (2) presiding over executive sessions of independent and/or non-management directors, (3) calling meetings of the independent directors, and (4) serving as a liaison between the Chairman of the Board and the independent directors if so requested.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Harte-Hanks and its stockholders. Our corporate governance guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Executive Sessions

Our Corporate Governance Principles provide that the non-management members of the Board will hold regular executive sessions in connection with regular Board meetings to consider issues that they may determine from time to time without the presence of any member of management.  If the Chairman of the Board is not a member of management, the Chairman will chair each such session and report any material issues to the full Board.  If the Chairman is a member of management, the Lead Director serves as the chairman of the executive sessions.  If the non-management directors include directors who are not “independent” under applicable NYSE and SEC rules, then the independent directors will hold an executive session at least once a year.  The Chairman of the Board, if an independent director, will chair each such session and report any material issues to the full Board.  If the Chairman is not an independent director, the Lead Director serves as the chairman of such sessions.  Our current Chairman, Mr. Franklin, has also served as our President and CEO since January 2009.

Risk Oversight

Our Board is responsible for overseeing the risk management process.  The Board focuses on our general risk management strategy and the most significant risks we face (such as information security and data protection), and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

In performing the risk management process, the Board reviews with management (1) our policies with respect to risk assessment and management of risks that may be material to us, (2) our system of disclosure controls and system of internal controls over financial reporting, and (3) our compliance with legal and regulatory requirements.  The Board also reviews major legislative and regulatory developments that could materially impact our contingent liabilities and risks.  Our other Board committees also consider and address risk as they perform their respective committee responsibilities.  For example, our Compensation Committee evaluates the risks associated with our compensation plans and policies, and our Audit Committee monitors risks relating to our financial controls and reporting.  All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.  The leadership structure of our Board described above in the “Board Leadership Structure” section also ensures that management is properly overseen by independent directors.

Management is responsible for day-to-day risk management.  Our finance, treasury, general counsel and internal audit departments serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business.  This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial and operational levels, as well as compliance and reporting.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the company and that our Board leadership structure supports this approach.

Audit Committee Financial Experts and Financial Literacy

The Board has determined that David L. Copeland, William F. Farley and Christopher M. Harte, the current members of the Audit Committee, are each financially literate as interpreted by the Board in its business judgment based on applicable NYSE rules, and that Messrs. Copeland and Farley each further qualifies as an audit committee financial expert, as such term is defined in applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of our Board (including Mr. Copeland, who will join this committee after the 2013 annual meeting) is or has been an officer or employee of the company.  All members of the Compensation Committee participate in decisions related to compensation of our executive officers.  No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company.

Communications with Non-Management Directors and Other Board Communications

The Board provides a process to enhance the ability of stockholders and other interested parties to communicate directly with the non-management directors as a group, the entire Board, Board committees or individual directors, including the Chairman and chair of any Board committee.

Stockholders and other interested parties may communicate by writing to:  Board of Directors – Stockholder Communication, Harte-Hanks, Inc., 9601 McAllister Freeway, Mail Box 8, San Antonio, Texas 78216.  Our independent directors have instructed the Chair of the Governance Committee to collect and distribute all such communications to the intended recipient(s), assuming he reasonably determines in good faith that such communications do not relate to an improper or irrelevant topic.

Concerns about accounting or auditing matters may be forwarded on a confidential or anonymous basis to the Audit Committee by writing to:  Audit Committee, Harte-Hanks, Inc., 9601 McAllister Freeway, Mail Box 8, San Antonio, Texas 78216, in an envelope labeled “To be opened by the Audit Committee only.  Submitted pursuant to Audit Committee’s whistleblower policy.” These complaints will be reviewed and addressed under the direction of the Audit Committee.

Items unrelated to the duties and responsibilities of the Board, such as mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, will not be forwarded.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend.  All directors then serving except Ms. Puckett attended the 2012 annual meeting of stockholders.

Policies on Business Conduct and Ethics

We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Business Conduct Policy that applies to all of our directors, officers and employees, which promotes the fair, ethical, honest and lawful conduct in our business relationships with employees, customers, suppliers, competitors, government representatives, and all other business associates. In addition, we have adopted a Code of Ethics applicable to our CEO and all of our senior financial officers. The Business Conduct Policy and Code of Ethics form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments.

Both our Business Conduct Policy and our Code of Ethics are available on our website at www.harte-hanks.com, under the heading “About Us” in the section for “Corporate Governance.” In accordance with NYSE and SEC rules, we currently intend to disclose any future amendments to our Code of Ethics, or waivers from our Code of Ethics for our CEO, Chief Financial Officer (“CFO”) and Controller, by posting such information on our website (www.harte-hanks.com) within the time period required by applicable SEC and NYSE rules.

Certain Relationships and Related Transactions

The Board has adopted certain policies and procedures relating to its review, approval or ratification of any transaction in which Harte-Hanks is a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. As set forth in the Governance Committee’s charter, except for matters delegated by the Board to the Audit Committee, all proposed related transactions and conflicts of interest should be presented to the Governance Committee for its consideration. If required by law, NYSE rules or SEC regulations, such transactions must obtain Governance Committee approval. In reviewing any such transactions and potential transactions, the Governance Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction restrictions that may be included in our debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by Harte-Hanks.

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law.  These documents also contain provisions that provide for the indemnification of our directors for third party actions and actions by or in the right of Harte-Hanks that mirror Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation also states that Harte-Hanks has the power to purchase and maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of Harte-Hanks or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.  We also have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Management Certifications

In accordance with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder, our CEO and CFO have signed certifications under Sarbanes-Oxley Section 302, which have been filed as exhibits to our annual report on Form 10-K for the year ended December 31, 2012.  In addition, our CEO submitted his most recent annual certification to the NYSE under Section 303A.12(a) of the NYSE listing standards on June 22, 2012.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the number of shares of our common stock beneficially owned by (1) our “named executive officers,” which, for purposes of this proxy statement, refers to the four executive officers and one former executive officer included in the Summary Compensation Table below in this proxy statement, (2) each current Harte-Hanks director and each nominee for director, and (3) all current Harte-Hanks directors and executive officers as a group. The following table also sets forth information with respect to the number of shares of common stock beneficially owned by each person known by Harte-Hanks to beneficially own more than 5% of the outstanding shares of our common stock. Except as otherwise noted, (a) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (b) ownership is as of April 1, 2013.  As of April 1, 2013, there were 63,243,691 shares of our common stock outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Class
Houston H. Harte (2)	6,609,380	10.5%
Larry D. Franklin (3)	5,848,365	9.3%
David L. Copeland (4) (5)	5,461,703	8.6%
Pzena Investment Management LLC (6)	4,237,405	6.7%
Fiduciary Management, Inc. (7)	4,063,585	6.4%
Heartland Advisors, Inc. (8)	3,951,023	6.3%
BlackRock, Inc. (including subsidiaries) (9)	3,530,238	5.6%
FMR LLC (10)	3,360,000	5.3%
Christopher M. Harte (11) (5)	1,015,293	1.6%
Douglas C. Shepard (12)	257,990	*
Michael P. Paulsin (13)	245,210	*
Robert L. R. Munden (14)	78,712	*
William F. Farley (15) (16)	78,304	*
Judy C. Odom (16)	56,893	*
Karen A. Puckett (17)	33,061	*
Stephen E. Carley (18)	6,265	*
Scott C. Key (18)	6,265	*
All Current Executive Officers and Directors as a Group (13 persons) (20)	19,705,259	31.2%

*         Less than 1%.

(1)      The address of (a) Pzena Investment Management LLC is 120 West 45th Street, 20th Floor, New York, New York 10036, (b) Fiduciary Management, Inc. is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202, (c) Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202, (d) BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022, (e) FMR LLC is 82 Devonshire Street, Boston, Massachusetts  02109, and (f) each other beneficial owner is c/o Harte-Hanks, Inc., 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216.

(2)      All such shares are held in a trust for which Mr. Harte and his wife are co-trustees and beneficiaries.

(3)      Includes 225,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 64,419 shares of stock subject to certain restrictions until February 2014; 10,000 shares of stock subject to certain restrictions until February 2015; 10,000 shares of stock subject to certain restrictions until February 2016; 1,144,518 shares held in trusts for Mr. Franklin, his wife and children; 354,223 shares held by his spouse; and the following shares to which he disclaims beneficial ownership:  (a) 3,258,558 shares owned by eight trusts for which he serves as co-trustee and holds shared voting and dispositive power, and (b) 50,305 shares owned by the Franklin Family Foundation, of which he is one of four directors.

(4)      Includes the following shares to which Mr. Copeland disclaims beneficial ownership: (a) 44,200 shares held as custodian for unrelated minors, (b) 2,026,071 shares that are owned by 22 trusts for which he serves as trustee or co-trustee, (c) 200,500 shares held by a limited partnership of which he is sole manager of the general partner, and (e) 3,062,465 shares owned by the Shelton Family Foundation, of which he is one of nine directors and an employee.

(5)      Includes 8,400 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 5,194 shares of stock subject to certain restrictions until February 2014;  3,841  shares of stock subject to certain restrictions until February 2015; and 2,159 shares of stock subject to certain restrictions until February 2016.

(6)      Represents shares held by investment advisory clients of Pzena Investment Management LLC (“Pzena”), no one of which to the knowledge of Pzena owns more than 5.0% of the class.  Of such shares, Pzena has sole voting power as to 3,810,280 shares and sole dispositive power as to all shares.  Information relating to this stockholder is based on the stockholder’s Schedule 13G/A, filed with the SEC on February 7, 2013.

(7)      Represents shares held by investment advisory clients of Fiduciary Management, Inc. (“Fiduciary”), no one of which to the knowledge of Fiduciary owns more than 5.0% of the class.  Includes 7,400 shares as to which Fiduciary has shared voting and dispositive power.  Information relating to this stockholder is based on the stockholder’s Schedule 13G/A, filed with the SEC on February 10, 2012.

(8)      Represents shares that may be deemed beneficially owned within the meaning of Rule 13d-3 of the Act by (1) Heartland Advisors, Inc. (“Heartland”) by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, by virtue of his control of Heartland.  Mr. Nasgovitz disclaims beneficial ownership of such shares. Heartland shares voting and dispositive power with respect to all such shares.  3,850,000 of such shares (6.1% of the class) are owned by the Heartland Value Plus Fund, but otherwise, to the best of Heartland’s knowledge, no account owns more than 5.0% of the class.  Information relating to this stockholder is based on the stockholder’s Schedule 13G/A, filed with the SEC on February 7, 2013.

(9)      Represents shares held by investment advisory clients of BlackRock, Inc.’s (“BlackRock”) investment advisory subsidiaries (BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A. and BlackRock Japan Co. Ltd.), no one of which to the knowledge of BlackRock owns more than 5.0% of the class.  Information relating to this stockholder is based on the stockholder’s Schedule 13G/A, filed with the SEC on February 8, 2013.

(10)    Represents shares held Fidelity Low-Priced Stock Fund, of which Fidelity Management & Research Company (a subsidiary of FMR LLC) serves as investment advisor.  FMR LLC has no voting power (but does have dispositive power ) with respect such shares.  Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the SEC on February 14, 2012.

(11)    Includes 768,939 shares held by Spicewood Family Partners, Ltd., of which he is the sole general partner with exclusive voting and dispositive power over all the partnership’s shares, and the following shares to which he disclaims beneficial ownership:  (a) 450 shares owned indirectly by his wife, (b) 300 shares held as custodian for Mr. Harte’s step-children and child, (c) 35,745 shares held by trusts for which Mr. Harte and his wife serve as co-trustees, and (d) 120,001 shares held by other trusts for which Mr. Harte serves as a co-trustee.

(12)    Includes 185,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 19,534 shares of stock subject to certain restrictions until February 2014; 15,000 shares of stock subject to certain restrictions until February 2015; and 10,000 shares of stock subject to certain restrictions until February 2016.

(13)    Includes 194,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 14,667 shares of stock subject to certain restrictions until February 2014; and 12,333 shares of stock subject to certain restrictions until February 2015; 8,334 shares of stock subject to certain restrictions until February 2016; and 3,504 shares held by his wife.

(14)    Includes 33,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 2,000 shares of stock subject to certain restrictions until April 2013;  15,667 shares of stock subject to certain restrictions until February 2014; 12,333 shares of stock subject to certain restrictions until February 2015; and 8,334 shares of stock subject to certain restrictions until February 2016.

(15)    Includes 124 shares owned indirectly by Mr. Farley’s spouse, as to which beneficial ownership is disclaimed.

(16)    Includes 13,400 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 5,194 shares of stock subject to certain restrictions until February 2014;  3,841  shares of stock subject to certain restrictions until February 2015; and 2,159 shares of stock subject to certain restrictions until February 2016.

(17)    Includes 5,194 shares of stock subject to certain restrictions until February 2014;  3,841  shares of stock subject to certain restrictions until February 2015; and 2,159 shares of stock subject to certain restrictions until February 2016.

(18)    Includes 2,088 shares of stock subject to certain restrictions until March 2014; 2,088 shares of stock subject to certain restrictions until March 2015; and 2,089 shares of stock subject to certain restrictions until March 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a discussion of the compensation philosophy and objectives that underlie our executive compensation program and how we evaluated and set our executives’ compensation for 2012.  This CD&A provides qualitative information concerning how 2012 compensation was awarded to and earned by our executives, identifies the most significant factors relevant to our 2012 executive compensation decisions and gives context to the data presented in the tables included below in this proxy statement.  Certain information regarding our 2011 and 2013 compensation determinations and policies is also included to the extent we believe it provides helpful context for our discussion of 2012 executive compensation.  “Committee,” within this CD&A, means the Compensation Committee of the Board.  Our “executive officers” are our senior executives who are listed above under the heading “Directors and Executive Officers.”  Our “named executive officers” listed in the Summary Compensation Table and other compensation tables that follow are listed below, and are drawn from executive officers who served in 2012:

•                  Larry Franklin – Chairman, President and Chief Executive Officer;

•                  Doug Shepard – Executive Vice President and Chief Financial Officer;

•                  Robert Munden – Senior Vice President, General Counsel and Secretary;

•                  Mike Paulsin – Senior Vice President and President, Shoppers; and

•                  Gary Skidmore – Executive Vice President and President, Direct Marketing (through July 31, 2012).

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve a number of key objectives and thereby support our overall efforts to create long-term value for our stockholders:

•                  Attract and Retain Top Talent — Attract and retain high-performing individuals who will significantly contribute to our long-term success and the creation of long-term stockholder value by providing competitive compensation compared to peer companies, competitors or companies in the same market for executive talent.

•                  Pay for Performance — Motivate our executives to work in the best interests of our stockholders by closely tying compensation to company, business unit (for certain executive officers, as appropriate) and individual performance on both a short-term and long-term basis.

•                  Place Significant Portion of Pay At Risk — Align executive compensation with stockholder interests by placing a significant portion of total direct compensation at risk, such that the executive will not realize value unless company performance goals are achieved (for example, annual bonuses and restricted stock with vesting dependent upon company performance) or our stock price appreciates (for example, stock options).

•                  Require Significant Ongoing Executive Stock Ownership — Align executive and stockholder interests by including a significant equity component in our total compensation awards and by requiring executives to accumulate and maintain a sizeable equity position through our stock ownership guidelines.

As an integral part of our compensation philosophy and objectives, we seek to design an executive compensation program that does not encourage inappropriate risks that would threaten the long-term value of our company.  We believe our compensation philosophy has assisted in achieving our goals.  The Committee reviews our compensation philosophy on a periodic basis to judge whether the goals and objectives are being met, and what, if any, changes may be needed to the philosophy.  The Committee considered our compensation philosophy and objectives in establishing the elements and amounts of 2012 compensation for each of our named executive officers.  Our 2012 compensation philosophy was consistent for all of our executive officer positions, and was consistent with the philosophy for our 2011 compensation program.

Elements of 2012 Executive Compensation Program

The following table highlights the elements of our 2012 executive compensation program and the primary purpose of each element.  The overall 2012 compensation elements are consistent with our 2011 executive compensation program elements.  The elements are also generally consistent for all of our executive officer positions.  Each element is discussed in further detail below in this CD&A.

Element	Objectives and Basis	Form

Base Salary	Provide base compensation that is competitive for each role to reward and motivate individual performance	Cash

Annual Incentive Compensation (or “bonus”)	Annual incentive to drive company and, where applicable, business unit performance	Cash

Bonus Restricted Stock Elections

Encourage greater stock ownership by executive officers by allowing each to elect to receive up to 30% of their bonus in the form of restricted stock vesting on the first anniversary of the grant, with executive officers receiving 125% of the value of the forgone cash bonus in shares of restricted stock

Restricted stock

Long-Term Incentive Awards	Long-term incentive to drive company performance and align executives’ interests with stockholders’ interests, and to retain executives through long-term vesting and potential wealth accumulation	Stock options, restricted stock and performance awards

Perquisites	Enhance the competitiveness of our executive compensation program through limited additional benefits	Automobile allowances and death benefits

Pension and Retirement	Provide our executives with a competitive retirement income program to supplement savings through our 401(k) plan	Participation and vesting in our non-qualified pension restoration plan

Severance Agreements	Attract and retain key talent by providing certain compensation in the event of a change in control	Cash severance, equity vesting and COBRA reimbursement

Qualified Deferred Compensation	Provide tax-deferred means to save for retirement	Same benefit made generally available to our employees to participate in our 401(k) plan with a company match

Non-Qualified Deferred Compensation	Provide tax-deferred means to save for retirement	Participation in our non-qualified deferred compensation program

Other	Offer other competitive benefits, such as medical, dental and other health and welfare benefits	Same benefit made generally available to our employees to participate in health and welfare plans

Consistent with past practice, for 2012 the Committee modified the bonus restricted stock program for Mr. Franklin such that he was eligible to elect to receive all of any 2012 cash bonus as bonus restricted stock, but only receive 100% (versus 125% for other executives) of such value in such shares of restricted stock.

Compensation Committee

The Committee currently consists of Judy C. Odom (Chair), William F. Farley and Karen A. Puckett; as previously disclosed, after the 2013 annual meeting, David L. Copeland will join the Committee and serve as its Chair.  The Board has determined that each member of the Committee meets the independence requirements of the rules of the NYSE.  Each Committee member is also considered to be an “outside director” in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act with regard to compensation and benefit plans subject to SEC Rule 16b-3.  Each member of the Committee either currently serves, or has served, as a senior executive of a large corporation, and has had significant experience with compensation matters relating to senior executives of these organizations.

The Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for compensation of executive officers and administration of the company’s equity incentive plans, with the goals of (1) supporting the company’s business objectives, (2) attracting, motivating and retaining high quality leadership, and (3) linking compensation with business objectives and performance.  In accordance with its charter and NYSE rules, the Committee’s responsibilities include the following:

•                 reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation;

•                 making recommendations to the Board with respect to non-CEO officer compensation, and incentive-compensation and equity-based plans that are subject to board approval;

•                 assisting the Board by (i) evaluating potential candidates for officer positions, (ii) recommending terms for the hiring, promotion and severance of officers, and (iii) overseeing the development of officer succession plans;

•                 participating with management in reviewing the annual goals and objectives with respect to compensation for the company’s officers and, to the extent the Committee deems necessary or appropriate, other key employees of the company or its subsidiaries (collectively, “Principal Executives”);

•                 periodically (but no less frequently than annually) evaluating the performance of the Principal Executives in light of established goals and objectives and, based upon this evaluation and any compensation recommendations for the Principal Executives made by the CEO, approve or (in the case of officers, and as directed by the Board) making recommendations to the Board with respect to the compensation for the Principal Executives; and

•                 periodically (but no less frequently than annually) evaluating the competitiveness of the company’s executive compensation program in reference to its peers and broader trends, including consideration of base salaries, annual incentives, long-term incentives and equity-based compensation, considering (among other things) the company’s performance and relative stockholder return, the value of similar incentive awards to similarly situated executives at comparable companies, and the awards given to such person in prior years.

The Committee may appoint subcommittees for any purpose that it deems appropriate and may delegate to subcommittees such power and authority as it deems appropriate.  However, no subcommittee may consist of fewer than two members, and no subcommittee may be delegated any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.  No subcommittees were formed or met in 2012.  The Committee has delegated to our CEO limited stock option grant authority, principally used for non-officer new hires and promotions.   You may view the Committee’s full charter in the corporate governance section of the company website.

The Committee meets in executive session as it deems appropriate to review and consider executive compensation matters without the presence of our executive officers.  These executive sessions frequently include other non-employee directors.  The Committee met in executive session with other non-employee directors at its January 2012 regular meeting, which is the meeting when the Committee made its annual 2012 executive compensation determinations.

Other Participants in the Executive Compensation Process

In addition to the Committee and other non-Committee members of the Board who also may be in attendance at the Committee’s meetings, our management and, when engaged by the Committee from time to time, outside compensation consultants also participate in and contribute to our executive compensation process.  Ultimately, the Committee exercises its independent business judgment with respect to recommendations and opinions of these other participants and the Committee (or our independent directors as a group) makes final determinations about our executive officer compensation.

Management and Chairman of the Board

Mr. Franklin, our Chairman, President and CEO, participated in the Committee’s executive compensation processes throughout 2012 and assisted the Committee and regularly attended Committee meetings, other than executive sessions.  Mr. Franklin provided his perspective to the Committee regarding executive compensation matters generally and the performance of the executive officers reporting to him.  He also presented recommendations to the Committee on the full range of annual executive compensation decisions, including (1) annual incentive bonus plan structure and participants, (2) long-term incentive compensation strategy, (3) competitive positioning of our executive compensation program, and (4) total direct compensation for each executive officer, including base salary adjustments, bonus opportunity targets and equity grants.

At the Committee’s January 2012 meeting, Mr. Franklin presented the Committee with specific 2012 compensation recommendations for the compensation amounts and elements of all executive officers other than himself.  The Committee made final decisions about each officer’s 2012 compensation without the applicable executive officer being present, taking into account Mr. Franklin’s recommendations  and views.

Compensation Consultants

The Committee believes that engaging a consultant on a periodic basis is more appropriate than having recurring or annual engagements.  In the fall of 2010, the Committee engaged Meridian Compensation Partners (Meridian), an outside compensation consultant, to assist the Committee with its evaluation and determinations for our 2011 executive compensation program, as well as to conduct a comprehensive evaluation of our compensation philosophy, policies and practices for executive officers and other executive positions, including:

•                  a review of the peer group of companies used for benchmarking executive compensation, taking into account input from the Committee;

•                  an analysis of total direct compensation, and the individual components of total direct compensation, for each of our executive positions and assess how target and actual compensation positioning to the market (based on compensation data from the peer group and broad market survey data) aligned with Harte-Hanks’ compensation philosophy and objectives;

•                  recommendations of specific improvements for ensuring that compensation remains aligned with the goal of enhancing stockholder value through competitive programs which allow the company to attract, properly motivate and retain key executives who will contribute to Harte-Hanks’ long-term success; and

•                  advice and recommendations regarding best practices and compensation trends, for consideration by the Committee in its 2011 compensation decisions for the CEO and other executive officers.

Meridian was selected and engaged by, and reported directly to, the Committee, using information provided by management and gathered from proxy statements, other public information and proprietary surveys.  Meridian was not separately engaged by our management, but did provide to management corresponding evaluations of selected non-executive officer positions and compensation policy and practice matters.  The company has no relationship with Meridian (other than the relationship undertaken by the Committee), and therefore the Committee believes that Meridian is independent.

In late 2011, the Committee engaged Meridian again to refresh its findings, in particular with respect to executive officer and other key positions in the company.  In January 2012, the Committee made its 2012 annual executive compensation determinations, taking into account the results of Meridian’s updated reports and analysis, among other factors.  The Committee engaged Meridian again in 2012 to assist in some of the Committee’s 2013 executive compensation determinations, but has not yet determined whether it will engage an outside consulting firm during 2013 for the Committee’s 2014 executive compensation determinations.

Principal Factors That Influenced 2012 Executive Compensation

When making its 2012 compensation decisions, the Committee considered the compensation philosophy and principles that underlie our executive compensation program, including the desire to link executive compensation to annual and long-term performance goals and to be able to attract and retain high performing individuals who will significantly contribute to our long-term success and the creation of long-term stockholder value.  The Committee did not use formulas, rigidly set the compensation of our executives based solely on market data or on any one factor in isolation, or assign a specific weighting or ranking to the various factors it considered.  Rather, the Committee’s ultimate decisions were influenced by a number of factors that were collectively taken into consideration in the Committee’s business judgment and that included a number of subjective determinations in addition to the specific formula-based performance criteria established in our annual incentive plan and long term incentive performance awards. In establishing the individual elements and amounts of 2012 executive compensation, the principal factors taken into consideration by the Committee included the following:

•                  competitive market data to assess how our executive pay levels compared to other companies, considering the individual elements of our compensation program, the relative mix of those compensation elements and total direct compensation amounts, with then-current market data provided by Meridian;

•                  recommendations and input from non-Committee members of the Board, including our Chairman, Mr. Franklin (who also serves as our President and CEO), with regard to base salary proposals, long-term incentive awards, individual executive officer performance and related matters;

•                  recent company performance compared to our financial (earnings per share, operating income and revenues) and operational expectations for our company as a whole, and for our Shoppers and Direct Marketing businesses individually;

•                  ongoing and anticipated restructuring efforts that were expected to result in continued significant additional work commitments by our executive officers;

•                  a general assessment of individual executive officer performance and contributions in support of our strategies, individual officer responsibilities, tenure and experience in his or her position and the overall financial performance of the businesses or functional areas for which an officer is responsible;

•                  CEO succession planning considerations;

•                  providing competitive compensation to reflect new or expanded roles for some of our executives;

•                  retention considerations in light of a recent history of relatively low bonus payouts to executive officers based on recent company performance, and reduced historical equity compensation values because of fluctuating stock price and recent earnings per share performance;

•                  individual officer compensation history, including stock options and other equity awards in prior years and value realized from prior equity awards;

•                  internal pay equity (i.e., considering pay for similar jobs and jobs at different levels within Harte-Hanks and considering the relative importance of a particular position to Harte-Hanks); and

•                  tax and regulatory considerations, including our policy to take reasonable and practical steps to maximize the tax deductibility of compensation payments to executives under Section 162(m) of the Code, the impact of expensing equity grants under Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment” (SFAS 123R), and the impact of Section 409 relating to non-qualified deferred compensation.

Tally Sheets

To assist the Committee in making its 2012 annual executive compensation determinations, the Committee reviewed tally sheets for each executive officer, as it has done in prior years.  Tally sheets are used as a reference to ensure that Committee members understand the total compensation provided to executives each year, over a multi-year period and in various change in control or other termination events.  The Committee uses tally sheets to consider individual elements of our compensation program, the relative mix of those compensation elements and total annual and long-term compensation amounts provided to a particular executive.  The tally sheets illustrate, for each executive officer:  (1) values for cash compensation (base pay, bonus and automobile allowance) for the current year under consideration and each of the past two years; (2) modeled values for long-term incentive awards (options, restricted stock and performance awards) for the current year under consideration and each of the past two years; (3) salary continuation benefits (similar in effect to life insurance benefits); (4) estimated pension benefits upon retirement; (5) actual realized and estimated future values for previous equity compensation awards; (6) stock ownership guideline compliance; and (7) estimated amounts the executive could realize upon a change in control or other termination of employment pursuant to the executive’s severance agreement.  For comparison purposes, the tally sheets also incorporate applicable competitive market compensation data for base salary, annual incentive awards and long-term incentive awards.

Setting the Pay Mix—Cash Versus Equity; At Risk Versus Fixed

We believe a mixture of both long-term (equity) and short-term (cash) compensation elements provides the proper balance and incentives. The Committee reviews each of these elements separately and then all of the elements combined to determine the amount and mix of compensation for our executives. The following chart shows the split of 2012 compensation for our named executive officers between equity and cash:

2012 Cash Versus Equity Compensation for Named Executive Officers (1) (2)

(1)          This chart was created using the sum of the amounts in columns (c) (salary) and (g) (non-equity incentive plan compensation) from the Summary Compensation table below as the amount of 2012 cash compensation, and using the sum of the amounts in column (l) (grant date fair value of stock and option awards) from the Grants of Plan Based Awards table below as the amount of 2012 equity compensation, excluding the value of bonus restricted stock grants (which related to 2011 compensation and performance, even though they were granted in 2012).

(2)             For our individual named executive officers, their 2012 cash to equity compensation ratios (calculated as described in footnote (1) above) were approximately as follows:  Franklin — 92% cash / 8% equity; Shepard — 47% cash / 53% equity; Munden – 48% cash / 52% equity; Paulsin — 48% cash / 52% equity; Skidmore — 49% cash / 51% equity.  Individual circumstances and other factors, such as mid-year promotions, start dates, departure dates and volatility in our stock price, may cause significant fluctuations in these percentages from year to year, thereby affecting their year-to-year comparability.

The Committee also believes that a substantial portion of the potential cash compensation (the sum of base salary and the potential annual incentive compensation) should be “at risk” or variable and, therefore, subject to meeting financial performance criteria.  In 2012, as shown below, well over half of the potential cash compensation (assuming a maximum bonus payout) for the named executive officers was “at risk.”

The Committee also reviewed the compensation risks associated with the pay mix of its executive officers, and in that context considers risk as well as motivation when establishing performance criteria and compensation structures.  For 2012, the Committee reviewed the company’s incentive compensation plans to determine whether the company’s compensation policies and practices foster risk taking above the level of risk associated with the company’s business model. In the course of its examination, the Committee evaluated, among other things:

•      whether any of our business units has much more inherent risk, a significantly different compensation structure, or different profitability basis or results;

•      whether the compensation mix appropriately balanced between annual and long-term incentive awards;

•    the relationship between annual and long-term performance measures and payouts, and whether measures are aligned (or complementary) to ensure that they encourage consistent behaviors and sustainable results without conflict;

•      whether the long-term performance measures and equity vehicles potentially encourage excessively risky behavior;

•      whether targets require performance at such a high level that executives would take improper risks to achieve them;

•      the overlap of performance criteria and vesting periods to reduce incentives to maximize performance in any one period; and

•      whether the mix of equity incentives serve the best interests of stockholders by rewarding the right measures.

On the basis of this review, the Compensation Committee determined that the company’s incentive compensation plans are appropriately structured to not encourage executive officers to take unnecessary or excessive risks and do not create risks that are reasonably likely to have a material adverse effect on the company.

Percentage of 2012 Potential Cash Compensation for Named Executive Officers: Fixed vs. Variable (or “At Risk”) (1) (2)

(1)      This chart reflects the overall ratio of 2012 salary received (fixed) to 2012 maximum potential annual incentive compensation (variable) for the named executive officers, excluding Mr. Skidmore, who was ineligible for a bonus due to his departure.

(2)      Individual percentages of 2012 variable cash compensation (calculated as described in footnote (1) above) were approximately as follows: Franklin — 68%; Shepard — 51%; Munden – 46%; and Paulsin — 48%.  Prior to his departure, Mr. Skidmore’s comparable ratio was 50%. Individual circumstances and other factors may cause significant fluctuations in these percentages from year to year, thereby affecting their year-to-year comparability.

Market Benchmarking

The Committee typically refers to executive compensation surveys and other benchmark data when it reviews and approves executive compensation.  This market data is intended to reflect compensation levels and practices for executives holding comparable positions at comparable companies, which helps the Committee set compensation at levels designed to attract and retain high performing individuals.  Market data typically consists of (1) publicly available data from a selected group of peer companies, and (2) more broad-based, aggregated survey data of a large number of companies of similar size or in similar industries.  The market data comprising aggregated survey data does not include the identity of the individual comparable companies and is either provided by outside compensation consultants or derived by aging information that has been previously provided by these consultants.  For the 2010 Meridian report, the broad survey data was derived from published surveys, including printing and publishing industry segment data from those surveys.

In selecting the peer companies, the Committee considers a variety of criteria, including industry, revenues, market capitalization and assets.  The Committee also believes that it is important to include a sufficient number of peer group companies to enhance the overall comparability of the peer company data for purposes of setting our executives’ compensation.  In response to the 2010 Meridian report, industry consolidations and changes to the competitors we encounter in the marketplace since the Committee’s last external evaluation of our peer group, the Committee adopted a revised peer group for 2011.  This group was selected by the Committee from U.S.-listed companies based on those which have competitive (or complementary) products or services, and represent a range of sizes (in terms of revenues, profits and employees) and history.  Because GSI Commerce, Inc. (part of our 2011 peer group) no longer publicly files compensation information, for 2012 the Committee removed it and added Informatica Corporation and Sapient Corporation. Our current  peer group consists of the following companies (those with an asterisk being newly added):

2012 Compensation Peer Group

Acxiom Corporation	Equifax, Inc.	Sapient Corp.*

Alliance Data Systems Corporation	Gartner, Inc.	Sykes Enterprises, Incorporated

Cenveo, Inc.	Informatica Corp.*	TechTarget, Inc.

Consolidated Graphics, Inc.	Interpublic Group of Companies, Inc.	Valassis Communications, Inc.

Convergys Corporation	Meredith Corporation	ValueClick, Inc.

The Dun & Bradstreet Corporation

The Committee compares each executive’s total direct compensation, which is comprised of (1) salary, (2) total potential bonus opportunity and (3) estimated long-term incentive compensation value, both separately and in the aggregate, to amounts paid for similar positions based on the benchmark data.  In looking at overall compensation for our executive officers, in general, and in response to the Meridian report and current market practices, the Committee maintained its philosophy that targeted each element of compensation (as well as target total direct compensation) to fall at approximately the 50th percentile of market compensation over time, but tolerating individual variations due to factors such as individual performance, company performance, tenure, promotion, market factors and internal pay equity.

As discussed above, however, benchmark data is merely a starting point; the Committee does not rigidly apply formulas to set the compensation of our executives based solely on market data or on any one factor in isolation.  Rather, the Committee’s ultimate determinations are influenced by a number of factors that are collectively taken into consideration in the Committee’s business judgment, as further described above under “Principal Factors That Influenced 2012 Executive Compensation.”  Accordingly, the Committee retains discretion to set compensation levels using a combination of elements that it believes are appropriate, and the Committee is not required to set compensation levels at specific benchmark data percentiles.

Based on the total target direct compensation approved in the Committee’s January 2012 meeting for our named executive officers compared to the peer and market data reviewed by the Committee at its January 2012 meeting, Mr. Paulsin was at approximately the 50th percentile, Messrs. Shepard, Skidmore and Munden were between the 25th and 50th percentiles and Mr. Franklin was below the 25th percentile.

Additional Analysis of Executive Compensation Elements

The following discussion provides additional information and analysis regarding the specific elements of our 2012 executive compensation program. This discussion should be read in conjunction with the remainder of this CD&A (including the section above, “Principal Factors That Influenced 2012 Executive Compensation”) and the compensation tables that follow.

Base Salary

We set executive base salaries at levels we believe are appropriate based on each individual executive’s roles, responsibilities and experience in his or her position.  We believe that a competitive base salary, providing a fixed level of income over a certain period, is a necessary and important element to include in the compensation packages for our executives.  We review base salaries for executive officers on an annual basis, and at the time of hire, promotion or other change in responsibilities.  Base salary changes also impact target bonus amounts and potential cash severance amounts, which are based on a percentage of base salary.

When reviewing each executive’s base salary in January 2012, the Committee considered, in addition to the other factors, the level of responsibility and complexity of the executive’s job, the relative importance of the executive’s position to Harte-Hanks, whether, in the Committee’s business judgment and taking into account input from our CEO, Chairman and other Board members, prior individual performance was particularly strong or weak, how the executive’s salary compares to the salaries of other Harte-Hanks executives and to the 50th percentile market salary information based on benchmark data for the same or similar positions, and the combined potential total direct compensation value of an executive’s salary, annual bonus opportunity and long-term incentive awards.  Additionally, the Committee considered the uneven improvements in the economy, Harte-Hanks’ financial performance and internal pay equity, and decided to increase the base salaries of Messrs Franklin, Shepard, Munden and Paulsin (although all but Mr Paulsin remained below the 50th percentile based on market information).

Annual Incentive Compensation

We provide an annual incentive bonus opportunity for executive officers to drive company and, where appropriate, business unit performance on a year-over-year basis.  We believe this annual short-term cash incentive opportunity provides an incentive for our executives to manage our businesses to achieve targeted financial results.  For our fiscal 2012 executive bonus plan (administered under the company’s 1996 Incentive Compensation Plan, as filed as an exhibit with the company’s Annual Report), maximum bonus opportunity amounts were expressed as a percentage of year-end base salary as follows; none changed from 2011:

2012 Named Executive Officer Bonus Opportunities

(Relative to 2012 Base Salary Paid)

Named Executive Officer	Maximum Bonus Opportunity
Larry Franklin	200%
Doug Shepard	100%
Robert Munden	85%
Mike Paulsin	85%
Gary Skidmore	100%

Actual annual incentive compensation awards for our executive officers are determined based on achievement against the Committee’s previously established financial performance goals, as certified by the Committee, typically at its regular January meeting.  From time to time, individual non-financial goals may also be established for one or more executive officers to better align an executive’s incentives with goals such as organizational effectiveness, strategic focus and personal development.  For the 2012 executive bonus plan, none of our named executive officers had individual non-financial performance goals.  The financial performance goals are based on the strategic financial and operating performance objectives for our company and those of our business segments.  In setting the financial performance targets, the Committee considers target company performance under our annual operating plan, the potential payouts based on achievement at different levels and whether the portion of incremental earnings paid as bonuses rather than returned to stockholders or reinvested in our business is appropriate.  The Committee reserves the right to adjust the financial performance targets during the year, but did not do so in 2012.

For 2012, each named executive officer’s annual bonus potential was based on actual achievement against established incremental target performance levels for the following performance criteria, each of which was weighted for a particular executive to reflect the nature of that executive’s areas of responsibility and focus:

Bonus Performance Criteria Weighting

(Relative to 2012 Base Salary Paid)

	Harte-Hanks			Unit- Level (1)

Named Executive Officer	Earnings Per Share	Operating Income	Revenue	Revenue	Operating Income	Maximum Payout
Larry Franklin	90%	80%	30%			200%
Doug Shepard	45	40	15			100
Robert Munden	38.25	34	12.75			85
Mike Paulsin (2)				42.5%	42.5%	85
Gary Skidmore		20		30	50	100

 (1)                   Shoppers for Mr. Paulsin and Direct Marketing for Mr. Skidmore.

 (2)                   Further subdivided among California (70% of total), Print (20% of total) and WEB (10% of total).

The determination of any bonus amount ultimately payable to each executive for 2012 was based on the following threshold, target and maximum performance levels:

Bonus Performance Thresholds

(in thousands, except per share data)

	Harte-Hanks			Direct Marketing		Shoppers
Level	Earnings Per Share	Operating Income	Revenue	Revenue	Operating Income	California Revenue	California Operating Income	Print Revenue	Print Operating Income	WEB Revenue	WEB Operating Income
Threshold	$0.71	$76,200	$819,100	$594,400	$81,500	$183,200	$13,280	$218,400	$10,140	$8,370	($1,250)
Target	0.79	88,600	873,700	632,300	89,200	192,800	16,600	232,300	13,000	9,100	(1,000)
Maximum	0.84	93,900	893,400	657,600	94,600	198,600	18,260	236,900	13,910	10,010	(600)

Bonus payouts were determined on a five-step graduated scale ranging from the threshold of 19% to 100% of the maximum potential payout. Actual bonus payouts for 2012 were approved at the Board’s January 2013 meeting based on the following actual performance results and achievement payout levels:

2012 Actual Bonus Payout Results

(in thousands, except per share data and percentages)

	Harte-Hanks			Direct Marketing		Shoppers
Level	Earnings Per Share	Operating Income	Revenue	Revenue	Operating Income	California Revenue	California Operating Income	Print Revenue	Print Operating Income	WEB Revenue	WEB Operating Income
Actual (1)	$0.52	$62,884	$803,828	$581,092	$75,398	$178,135	$5,038	$214,233	($625)	$8,504	838
Payout	0	0	0	0	0	0	0	0	0	22%	100%

(1)  Operating Income amounts do not include the Shoppers goodwill impairment charges taken in 2012.

In establishing the performance criteria and the incremental target performance levels for each performance criteria, it is anticipated that the executives are likely to receive at least the threshold portion of their year-end cash bonuses, and that they will often receive their target bonuses (which are tied to budgeted performance), with higher levels of payout being more difficult and less likely to occur.  Achieving the maximum bonus award is anticipated, at the time of establishing the award, to be very difficult to achieve based on our company’s annual budget performance assumptions and outlook for the company.  After applying the company’s achievement relative to the established performance thresholds and the named executive officer’s bonus criteria weighting, Mr. Paulsin was the only named executive officer to receive a bonus payouts for 2012 performance ($14,333 or 5.3% of his salary).

Bonus Restricted Stock Elections

As part of our executive compensation program, an executive officer may elect to receive up to 30% (or 100% in the case of the CEO) of his bonus in the form of restricted stock.  An executive who so elects receives 125% (or 100% in the case of the CEO) of the value of the forgone cash portion of the bonus in shares of restricted stock.  This program is considered by the Committee each year, and was approved again with respect to 2012 executive bonuses, which were potentially payable (and in fact, were paid) in early 2013.  The Committee believes this program encourages the accumulation of executive stock ownership, and provides another avenue for our executive officers to reach compliance with our stock ownership guidelines.  Mr. Munden made a bonus restricted stock election for his 2012 bonus to be paid in early 2013.

For bonuses based on 2011 performance and paid in 2012, Mr. Franklin received a bonus of $50,625 and elected to receive the full amount in the form of restricted stock.  As a result, the Committee awarded Mr. Franklin a restricted stock award of 5,108 shares on February 5, 2012, vesting on February 5, 2013 (as shown in the Grants of Plan Based Awards Table).  Messrs. Skidmore and Munden elected to defer $51,322 and $1,526 of their bonuses, respectively, and received similar grants for 6,473  and 192 shares, respectively.  No other named executives elected to receive their 2011 bonuses in the form of restricted stock in 2012.  For bonuses based on 2012 performance and paid in 2013, Mr. Munden elected to receive a portion his bonus in the form of restricted stock; no bonus was earned, so the election was moot.

Long-Term Incentive Awards

We design our long-term incentive compensation program to drive company performance over a multi-year period, align the interests of executives with those of our stockholders and retain executives through long-term vesting and wealth accumulation.  The Committee believes that a significant portion of executive compensation should be dependent on value created for our stockholders.  The Committee reviews long-term incentive compensation strategy and vehicles as part of its annual executive compensation determinations.  In May 2005, we adopted the Harte-Hanks 2005 Omnibus Incentive Plan (the “2005 Plan”), a stockholder approved plan pursuant to which we may issue various equity securities to directors, officers, employees and consultants.  The 2005 Plan forms the basis of our long-term incentive plan for executives.  We are submitting a successor plan—the Harte-Hanks 2013 Omnibus Incentive Plan—for stockholder approval at the 2013 annual meeting and, if approved, future grants will be made under it.

Although the 2005 Plan provides for other vehicles, the primary long-term incentive vehicles used by the Committee have been stock options (time vesting), restricted stock with time vesting (“restricted stock”) and restricted stock with performance vesting (“performance awards”).  In general, stock options align our executives’ interests with the interests of stockholders by having value only if our stock price increases over time.  Restricted stock better serves the retention goal by ensuring that the awards will have value if they vest because the ultimate value of restricted stock, unlike stock options, does not depend solely on our stock price increasing over time.  Our performance awards require performance over a multi-year measurement period and thereby help align our executive compensation program with longer term company performance.

The Committee has established standardized terms for stock options and restricted stock:  stock options vest in four equal annual installments, and restricted stock (other than bonus restricted stock grants) vests in three equal installments, each beginning the first anniversary of the grant date.  Prior to 2011, the vesting for stock options began on the second anniversary of the grant date, and restricted stock had three-year “cliff” vesting.  Stock options have an exercise price equal to the market value of our common stock on the date of grant, and have a term of ten years, assuming the recipient remains in service to the company.  In 2010, the Committee determined, in accordance with its discretion under the 2005 Plan, that all outstanding equity awards, as well as any future awards, would vest in full upon a change of control (as defined in the 2005 Plan).

Performance awards represent the right to receive one share of common stock (or in the Committee’s sole discretion, the cash equivalent) for each vested unit, with performance determined on a future date (currently set as the third anniversary of the grant date).  In 2012 performance awards represented approximately 28.2% (by reportable expense) of long-term incentive grants made to executive officers.  The 2012 performance awards vest based on the company’s 2014 earnings per share (EPS), at levels of 0%, 50%, 75% or 100% of the stated award amount.  In establishing the performance levels, it was generally anticipated that at least some portion of the performance units will vest, with increasing degrees of difficulty in achieving the higher levels of vesting.  Achieving the 75% vesting level was linked to expected EPS performance, while maximum vesting level would require the company to significantly exceed the EPS growth, each as anticipated in the company’s strategic plans.

Our Board has adopted a policy of granting annual awards on February 5 each year—a fixed date anticipated to be during a “window” period (more than two days following the release of our annual earnings for the prior year).  We also grant interim awards from time to time in connection with mid-year hires, acquisitions, promotions or other reasons, based on a date selected by the Committee on or after the date of the Committee action at a meeting or by unanimous written consent.

In January 2012, the Board (based on Committee recommendations) approved a combination of stock options, restricted stock and performance awards for our executive officers, reflecting the Committee’s long term incentives approach.  The Committee determined that a combination of awards—weighted toward awards with some performance aspect—would be the best way to align our executive compensation program with the needs of our company and our stockholders.  Likewise, this approach was more in line with practices in the market as reflected in the peer group comparisons provided by Meridian.  The award structure and increased size adopted by the Committee also addressed the finding in the Meridian report that the absolute value, and value relative to cash compensation, of recent equity awards to our named executives was low relative to those of our peer group.

When reviewing each executive’s proposed equity awards in 2012, the Committee considered the level of responsibility and complexity of the executive’s job, whether, in the Committee’s business judgment and taking into account input from our CEO, Chairman and other Board members, prior individual performance was particularly strong or weak, how the executive’s proposed equity award value compares to the equity award values of other Harte-Hanks executives and to the 50th percentile market information based on benchmark data for the same or similar positions provided by Meridian, and the combined potential total direct compensation value of an executive’s salary, annual bonus opportunity and long-term equity incentive awards.  As a result of the Committee’s review, the following long term incentive grants were made on February 5, 2012:

Named Executive Officer	Stock Options (shares)	Restricted Stock (shares)	Performance Awards (units)
Larry Franklin	0	0	0
Doug Shepard	40,000	15,000	15,000
Robert Munden	28,000	12,000	12,000
Mike Paulsin	28,000	12,000	12,000
Gary Skidmore	28,000	12,000	12,000

Please refer to the Grants of Plan Based Awards table below for further details about these grants.

Perquisites

Consistent with previous years, our 2012 executive compensation program included limited executive perquisites.  The aggregate incremental cost of providing perquisites and other benefits to our named executive officers is included in the amount shown in the All Other Compensation column of the Summary Compensation table below and detailed in the subsequent All Other Compensation table.  We believe the limited perquisites we provide to our executives are representative of comparable benefits offered by companies with whom we compete for executive talent, and therefore offering these benefits serves the objective of attracting and retaining top executive talent by enhancing the competitiveness of our compensation program.  Our perquisites are:

•      Salary Continuation Benefits — We provide salary continuation benefits (which are similar in effect to life insurance benefits) to our executive officers.  This benefit provides the estates of our executive officers ten annual payments (of $90,000 for Mr. Franklin and $70,000 for Messrs. Munden, Paulsin and Shepard) in the event of their death while employed by the company.  (Mr. Skidmore had the same $90,000 per year benefit prior to his departure, at which point such benefit terminated.)

•      Automobile Allowance — We provide automobile allowances to our named executive officers:  $1,325 per month for our CEO, and $975 per month for our Executive Vice Presidents and Senior Vice Presidents.

In establishing the elements and amounts of each executive’s 2012 compensation, the Committee took into consideration, as one of the relevant factors, the value of these perquisites to our executives. Tally sheets are used as a reference to ensure that Committee members understand the total compensation provided to executives each year and over a multi-year period, including the amount of each executive’s salary continuation death benefit and automobile allowance.

Pension and Retirement

We sponsor a defined benefit pension plan (the “Defined Benefit Plan”) qualified under Section 401 of the Code.  We also have established an unfunded, non-qualified pension restoration plan, which initially became effective on January 1, 1994 (the “Restoration Pension Plan”).  Consistent with our historical executive compensation program, each executive officer participates in our Restoration Pension Plan, and some executives also receive benefits under our Defined Benefit Plan.  The Defined Benefit Plan was frozen as of December 31, 1998 (at which time the benefits available under our 401(k) plan were enhanced), and no further benefits will accrue under that plan.  These pension benefits are designed to attract and retain key talent by providing our executives with a competitive retirement income program to supplement savings through our 401(k) plan.  In addition, the Code places certain limitations on the amount of pension benefits that may be paid under qualified plans and on the amount of compensation considered in determining the pension benefit amount.  Any benefits payable to participants in excess of amounts permitted under the Code and any benefit accrued after December 31, 1998 will be paid under the Restoration Pension Plan.

The annual pension benefit under the Restoration Pension Plan and the Defined Benefit Plan, taken together, are largely computed by multiplying the number of years of employment by a percentage of the participant’s final average earnings (earnings during the highest five consecutive years within the last ten years of employment).  Participation in the Restoration Pension Plan is limited to those employees of Harte-Hanks who are designated by the Board as eligible and currently includes only corporate officers and one former corporate officer.  All benefits payable under the Restoration Pension Plan are to be paid from our general assets, but we are not required to set aside any funds to discharge our obligations under the Restoration Pension Plan.  There were no changes to the benefits provided to our named executive officers under our pension plans in 2012.  Further details about our pension plans are shown in the “Pension Benefits” section below.

Severance Agreements

We have entered into severance agreements with each of our named executive officers and other corporate officers.  These severance agreements are generally designed to attract and retain key talent by providing certain compensation in the event of a change in control.  The payout levels and triggering events in the severance agreements were initially structured a number of years ago based on the Committee’s review of publicly available market data regarding severance agreements.  Our current agreements provide for all unvested equity-based awards previously granted to the executive to vest in full upon a change in control, consistent with the treatment of other employees.  In addition, if after a change in control an executive (i) is terminated other than for “cause” (as defined in the agreement), death or disability or (ii) elects to terminate his employment after specified adverse actions are taken by Harte-Hanks, then such executive is entitled to severance compensation in an amount equal to 250% (300% in the case of Mr. Franklin) of the sum of (A) the executive’s annual base salary in effect immediately prior to the change in control or termination date, whichever is larger, plus (B) the average of the executive’s bonus or incentive compensation for the two fiscal years preceding the year in which the change in control or the termination date occurred, whichever is larger, and a cash payment sufficient to cover health insurance premiums for a period of 24 months.

In March 2011, we entered into amended and restated versions of the severance agreements to respond to recommendations by Meridian and evolving best practices for corporate governance as determined by the Committee.  For details on these changes and  additional information regarding these agreements, please see “Potential Payments Upon Termination or Change in Control –Payments Pursuant to Severance Agreements.”

Discretionary Bonuses and Equity Awards

We pay sign-on and other bonuses and grant new-hire equity awards when necessary or appropriate to attract top executive talent from other companies.  Executives we recruit may have a significant amount of unrealized value in the form of unvested equity and other forgone compensation opportunities.  Sign-on bonuses and special equity awards are an effective means of offsetting the compensation opportunities executives lose when they leave a former company to join Harte-Hanks.  We also may grant discretionary cash and equity awards from time to time when appropriate to retain key executives, to recognize expanded roles and responsibilities or for other reasons deemed appropriate by the Committee in its business judgment.  Discretionary equity awards have typically taken the form of stock options.  In September 2012 the Board granted 60,000 options to each of Messrs. Munden and Shepard (and a further 220,000 options to other corporate officers) in recognition of the significant efforts expected to be required in connection with the transformation and reorganization of the company’s Direct Marketing unit.  No other discretionary bonuses or equity awards to named executives were made in 2012.

Internal Pay Equity

While comparisons to compensation levels at companies in our peer group are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable to achieve our compensation objectives.  Our compensation philosophy is consistent for all of our executive officer positions and, although the amounts vary, the elements of our executive compensation program are also consistent for our executives.  In setting the various amounts and elements of 2012 compensation for our named executive officers, the Committee viewed each named executive officer’s compensation amounts and elements against those of the other named executive officers.  The Committee did not establish any fixed formulas or ratios.  Rather, the Committee’s ultimate compensation determinations were influenced by a number of factors, including internal pay equity, that were taken into consideration together in the Committee’s business judgment.  We believe the total 2012 compensation we paid to each of our named executive officers, other than our CEO, was appropriate in relation to the other named executive officers, in light of their respective responsibilities, tenure and experience.

Coming into 2012, Mr. Franklin’s compensation remained substantially below that paid to most CEOs in our peer group.  When Mr. Franklin rejoined the company as President and CEO in January 2009, he did so at a time of significant challenges caused by the recent economic recession.  Mr. Franklin also resumed office with significant equity ownership that aligned him with our stockholders, owing to his long tenure with the company (he joined Harte-Hanks in 1971 and served as our CEO from 1991 through 2002).  In the course of making its 2012 compensation determinations, the Committee took notice of Mr. Franklin’s compensation relative to CEO’s in our peer group.  Based on the company’s current and expected financial performance, the Committee recommended raising Mr. Franklin’s base salary (from $500,000 per year to $600,000 per year) but did not recommend any long-term incentive awards.  Mr. Franklin’s overall compensation (and each element thereof) remains significantly below 50th percentile of our peer group, which the Committee will take into consideration when making future compensation determinations and recommendations.

Stock Ownership Guidelines

The Committee believes that stock ownership requirements encourage officers to maintain a significant financial stake in our company, thus reinforcing the alignment of their interests with those of our stockholders.  Consistent with this philosophy, in January 2011, the Committee recommended, and the Board approved, new stock ownership guidelines (replacing the 2005 guidelines which had been suspended) that require all officers to acquire and hold significant levels of our common stock.  Under the new guidelines, a corporate officer is allowed up to the later of (a) five years from commencement of employment or promotion or (b) March 31, 2013, to reach the minimum required level of common stock ownership.  In the event that an officer moves to a level with a different minimum equity ownership level, the officer will have three years to achieve the higher level of ownership. The target ownership level (relative to base annual salary) is 500% for the CEO, 200% for executive vice presidents and senior vice presidents, and 100% for vice presidents.

The recent stock ownership of our executive officers is reflected in the section above entitled “Security Ownership of Management and Principal Stockholders.”  For purposes of measuring compliance with these stock ownership guidelines, the following are deemed to be owned by an executive officer:  (1) restricted stock that is still subject to a restricted period, and (2) common stock owned by the officer.  Neither options nor performance awards are included in the compliance calculation.  If an officer has not previously met the minimum equity ownership level, the officer must retain half of the “net shares” related to any option exercise or vesting of restricted stock or performance awards.  “Net shares” means the number of shares remaining after the sale of shares to cover the exercise price of options and the sale of shares sufficient to pay taxes related to the exercise of options or vesting of restricted stock or performance awards.  If an executive officer has previously met the applicable target ownership level, then so long as such officer retains the number of shares needed for such compliance, they will be deemed to be in compliance even if stock price fluctuations cause them to fall below their target ownership level.

The ownership guidelines, and compliance by officers with the guidelines, are reviewed annually by the Committee. Any remedial action for failure to comply with the stock ownership guidelines is to be determined by the Committee on a case-by-case basis.  At March 31, 2012, Mr. Franklin was in compliance with his guideline ownership level and the other named executive officers were not (although Mr. Munden has until April 1, 2015 and Mr. Paulsin until August 31, 2014 to establish compliance).

Tax Deductibility of Executive Compensation

Section 162(m) of the Code prevents us from taking a tax deduction for non-performance-based compensation over $1 million in any fiscal year paid to certain senior executive officers. In designing our executive compensation program, we consider the effect of Section 162(m) together with other factors relevant to our business needs.  We seek to design our annual cash incentive and long-term performance unit awards and stock option awards to be tax-deductible to Harte-Hanks, so long as preserving the tax deduction does not inhibit our ability to achieve our executive compensation objectives.  The Committee does have discretion to design and use compensation elements that are not deductible under Section 162(m) if the Committee believes that paying non-deductible compensation is appropriate to achieve our executive compensation objectives.

Review of and Conclusion Regarding All Components of Executive Compensation

The Compensation Committee has reviewed all components of the named executive officers’ 2012 compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and the cost to the company of all perquisites and other personal benefits and any lump-sum payments that may be payable under their respective severance agreements due to termination of their employment or a change in control of the company. Based upon the Compensation Committee’s review, the Committee believes the compensation for our executive officers is competitive and that our compensation practices have enabled Harte-Hanks to attract and retain key executive talent. The Committee also finds the named executive officers’ total compensation to be fair, reasonable and consistent with the Committee’s and the company’s executive compensation philosophy.  At our 2011 annual meeting, over 99% of stockholders casting a vote on the proposal approved (on an advisory basis) the 2010 compensation of our named executive officers.  The Committee will continue to consider this as a factor confirming its general practices when making its 2013 compensation determinations.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Judy C. Odom, Chair
William F. Farley
Karen A. Puckett

Equity Compensation Plan Information at Year-End 2012

The following table provides information as of the end of 2012 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under our 2005 Plan and our 1991 Stock Option Plan (the “1991 Plan”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	5,346,329 (outstanding options and performance stock units)	$14.32 (outstanding options) (1)	3,638,662 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,346,329 (outstanding options and performance stock units)	$14.32 (outstanding options) (1)	3,638,662 (2)

(1)                    The weighted-average exercise price does not take into account any shares issuable upon vesting of outstanding restricted stock or performance restricted stock units, which have no exercise price.

(2)                     Represents 3,638,662 shares under the 2005 Plan; shares available for issuance under the 2005 Plan may be issued pursuant to stock options, restricted stock, performance restricted stock units, common stock, stock appreciation rights or other awards that may be established pursuant to the 2005 Plan.  No new options or securities may be granted pursuant to the 1991 Plan.

Important Note Regarding Compensation Tables

The following compensation tables in this proxy statement have been prepared pursuant to SEC rules. Although some amounts (e.g., salary and non-equity incentive plan compensation) represent actual dollars paid to an executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive’s employment) or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123R, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.

Summary Compensation Table

The following table sets forth information regarding compensation earned for 2012, 2011 and 2010 by our named executive officers:  Larry Franklin (our Chairman, President and CEO); Doug Shepard (our Executive Vice President and CFO); and our two other executive officers for 2012 other than our CEO and CFO—Robert Munden (our Senior Vice President, General Counsel and Secretary) and Mike Paulsin (our Senior Vice President and President, Shoppers), as well as Gary Skidmore (Executive Vice President and President, Direct Marketing through July 31, 2012).  The amounts in column (i) are more fully described in the All Other Compensation table included below.

Name and Principal		Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compen- sation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (4)	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry Franklin (5)(6)(7)	2012	$ 573,077	$ -	$ -	$ -	$ -	$115,394	$525,454	$1,213,925
Chairman, President and	2011	461,538	-	871,580	-	-	125,504	519,047	1,977,669
Chief Executive Officer	2010	300,000	-	614,996	-	-	58,721	495,559	1,469,276

Doug Shepard	2012	356,923	-	281,250	252,215	-	68,528	32,448	991,364
Executive Vice President	2011	331,154	-	398,752	40,945	22,110	46,109	26,371	865,441
and Chief Financial Officer	2010	315,000	-	-	277,820	315,000	29,221	24,269	961,310

Robert Munden (8)	2012	289,615	-	225,000	215,638	-	35,147	31,040	796,440
Senior Vice President,	2011	270,192	382	295,103	49,134	13,736	23,337	90,445	742,329
General Counsel & Secretary	2010	187,500	-	26,380	167,931	159,375	8,185	27,705	577,076

Mike Paulsin	2012	272,077	-	225,000	85,347	14,333	185,859	29,974	812,590
Senior Vice President	2011	232,500	-	165,550	16,378	12,788	119,121	19,992	566,329
and President, Shoppers	2010	232,500	-	23,800	203,735	197,625	89,049	18,735	765,443

Gary Skidmore (9)(10)	2012	293,469	-	225,000	85,171	-	273,933	303,000	1,180,573
former Executive Vice President	2011	486,000	12,830	462,899	40,945	119,750	312,281	31,183	1,465,890
and President, Direct Marketing	2010	486,000	21,870	109,337	277,820	204,120	207,914	25,389	1,332,450

(1)                 Represents the 25% excess of the portion of bonus earned in 2010 for Mr. Skidmore and 2011 for Messrs. Skidmore and Munden which they elected to receive in the form of restricted stock pursuant to the company’s bonus restricted stock program; this amount is also included in such year’s column (e) stock awards.  These restricted shares were granted in 2011 and 2012, respectively, with the number of shares based on the closing market price of our common stock on the grant date.  The shares granted in 2011vest on the third anniversary of grant, and the shares granted in 2012 vest on the first anniversary of grant.

(2)                 The amounts in columns (e) and (f) reflect the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions, see note J of our audited financial statements for the fiscal year ended December 31, 2011 included in our Form 10-K.  For performance based stock units the fair value assumed such awards vested based on probable outcome of the performance conditions as of the grant date (which was the maximum level).

(3)                 The amounts shown in column (g) are attributable to annual cash bonuses earned in the applicable fiscal year, although these bonuses, if any, are paid early in the following year.  Our executive bonus program is discussed further under the section “Annual Incentive Compensation” included above in the CD&A.

(4)                 The amounts in column (h) reflect an estimate of the actuarial increase in the present value of the named executive officer’s benefits under the Defined Benefit Plan and Restoration Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements and described in note H of our audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K. There can be no assurance that the amounts shown will ever be realized by the named executive officers.

(5)                 During 2012, 2011 and 2010 Mr. Franklin also received deferred compensation payments arising out of pre-existing compensation arrangements based on his former service as an executive officer of Harte-Hanks, totaling $773,857, $796,558 and $819,305, respectively.

(6)                 Mr. Franklin elected to defer 100% of his salary reflected in column (c) earned in 2011 and 2010 pursuant to the Harte-Hanks deferred compensation plan.

(7)                 Mr. Franklin elected to receive 100% of his bonus earned in 2011 and 2010 in the form of restricted stock, which is reflected in column (e) for such year.  These shares of restricted stock were granted based on the closing market price of our common stock on the grant date (February 5 of the year following the year the bonus was earned) and vest on the third anniversary of grant (for those granted in 2010 and 2011) or the first anniversary of grant (for those granted in 2012).

(8)                 Mr. Munden elected to receive 10% of his 2011 bonus in the form of restricted stock pursuant to the company’s bonus restricted stock program.  The cash portion of his  bonus is reflected in column (g) for the year earned, and the portion taken in the form of restricted stock is reflected in column (e) for such year.  These shares of restricted stock granted in respect of such bonus were granted on February 5 of the following year and vest on the first anniversary of grant.

(9)                 Mr. Skidmore elected to receive 30% of his 2010 and 2011 bonus in the form of restricted stock pursuant to the company’s bonus restricted stock program.  The cash portion of his  bonus is reflected in column (g) for the year earned, and the portion taken in the form of restricted stock is reflected in column (e) for such year.  These shares of restricted stock granted in respect of such bonus were granted on February 5 of the following year and vest on the third anniversary of grant (for stock granted in 2011) and the first anniversary of grant (for stock granted in 2012).

(10)            Mr. Skidmore departed the company July 31, 2012; the change in pension value for him is from December 31, 2011 to July 31, 2012.

All Other Compensation

				Company	Dividends on
		Insurance	Auto	Contrib. to	on Restricted		Pension	Relocation
Name	Year	Premiums (1)	Allowance	401(k) Plans (2)	Stock (3)	Severance	Benefit	Expenses (4)	Total
Larry Franklin	2012	$ -	$ 15,900	$ -	$ 31,408	$ -	$ 478,146	$ -	$ 525,454
	2011	-	15,900	-	25,001	-	478,146	-	519,047
	2010	-	15,900	-	1,513	-	478,146	-	495,559

Doug Shepard	2012	519	11,700	10,000	10,229	-	-	-	32,448
	2011	519	11,700	9,800	4,352	-	-	-	26,371
	2010	519	11,700	9,800	2,250	-	-	-	24,269

Robert Munden	2012	475	11,700	10,000	8,865	-	-	-	31,040
	2011	475	11,700	9,592	3,840	-	-	64,838	90,445
	2010	158	8,775	0	450	-	-	18,322	27,705

Mike Paulsin	2012	341	11,700	10,000	7,933	-	-	-	29,974
	2011	112	7,200	9,800	2,880	-	-	-	19,992
	2010	385	7,200	9,800	1,350	-	-	-	18,735

Gary Skidmore	2012	2,489	6,825	10,000	6,192	261,608	15,886	-	303,000
	2011	2,489	11,700	9,800	7,194	-	-	-	31,183
	2010	2,489	11,700	9,800	1,400	-	-	-	25,389

(1)                    Reflects premiums paid annually by Harte-Hanks for life insurance policies obtained in connection with providing salary continuation benefits to each of the named executive officers.  The salary continuation benefits are discussed further under the section “Perquisites” included above in the CD&A.

(2)                    Reflects matching contributions made by Harte-Hanks on behalf of the named executive officers under our 401(k) plan.

(3)                    Reflects dividends paid by Harte-Hanks during the year on shares of restricted stock held by each of the named executive officers; such dividends are paid at the same rate as paid on other shares of common stock.

(4)                    Amounts for Mr. Munden reflect transition and relocation payments and reimbursements in connection with joining Harte-Hanks in April 2010.

Grants of Plan Based Awards

The following table sets forth information regarding grants of equity-based awards during 2012 to our named executive officers. All of the equity awards described below were granted pursuant to our 2005 Plan. Recipients receive dividends on unvested restricted stock at the same rate as other stockholders (currently $0.085 per share per quarter); no dividends are paid in respect of performance awards or stock options. Vesting of equity awards accelerates in full upon a change of control (as defined in the 2005 Plan); see “Potential Payments Upon Termination or Change in Control” below. Other than the amounts reported in the Summary Compensation table above, there were no non-equity incentive plan awards granted or outstanding in 2012.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options (1)	Awards (2)	Awards (3)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Larry Franklin
Annual Bonus	1/29/2012	$210,000	$600,000	$1,200,000

Doug Shepard
Annual Bonus	1/29/2012	$83,950	$237,250	$365,000
Stock Options	2/5/2012								40,000	$9.91	$121,925
Stock Options	9/18/2012								60,000	$7.25	$130,291
Performance Award	2/5/2012				7,500	11,250	15,000			$8.84	$132,600
Restricted Stock	2/5/2012							15,000		$9.91	$148,650

Robert Munden
Annual Bonus	1/29/2012	$56,050	$162,250	$250,750
Stock Options	2/5/2012								28,000	$9.91	$85,347
Stock Options	9/18/2012								60,000	$7.25	$130,291
Performance Award	2/5/2012				6,000	9,000	12,000	-		$8.84	$106,080
Restricted Stock	2/5/2012							12,000		$9.91	$118,920

Mike Paulsin
Annual Bonus	1/29/2012	$55,100	$159,500	$246,500
Stock Options	2/5/2012								28,000	$9.91	$85,347
Performance Award	2/5/2012				6,000	9,000	12,000			$8.84	$106,080
Restricted Stock	2/5/2012							12,000		$9.91	$118,920

Gary Skidmore
Annual Bonus	1/29/2012	$111,780	$315,900	$486,000
Stock Options	2/5/2012								28,000	$9.91	$85,347
Performance Award	2/5/2012				6,000	9,000	12,000			$8.84	$106,080
Restricted Stock	2/5/2012							12,000		$9.91	$118,920

(1)                 All options in 2012 were granted at exercise prices equal to the market value of our common stock on the grant date.  Options vest in four equal annual installments beginning the first anniversary of the grant date, and expire on the tenth anniversary of the grant date.

(2)                 The amount shown in column (k) is based upon the closing market price of our common stock on the grant date, as reported on the NYSE.

(3)                 The amounts shown in column (l) represent the full grant date fair value of the options and awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note J of our audited financial statements for the fiscal year ended December 31, 2011 included in our Form 10-K.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding equity awards held at the end of 2012 by our named executive officers.   Most of these equity awards were issued pursuant to the 2005 Plan, with some older option awards issued pursuant to its predecessor, the 1991 Plan.   The 2005 Plan and 1991 Plan (with current amendments and related agreements) are filed as exhibits to our Annual Report on Form 10-K.  Mr. Skidmore had no outstanding equity awards at the end of 2012.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise	Option	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
	(#)	(#)		Price	Expiration	Not Vested		Not Vested (1)	Not Vested		Not Vested (1)
Name	Exercisable	Unexercisable		($)	Date	(#)		($)	(#)		($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Larry Franklin	150,000	150,000	(2)	$6.04	2/5/2019	5,042	(8)	$29,748	42,000	(13)	$247,800
						45,085	(9)	$266,002
						18,667	(10)	$110,135
						5,108	(8)	$30,137

Doug Shepard	50,000	-		$17.30	12/31/2017	9,067	(10)	$53,495	20,400	(13)	$120,360
	11,250	3,750	(3)	$15.90	2/5/2018	15,000	(11)	$88,500	15,000	(13)	$88,500
	45,000	45,000	(2)	$6.04	2/5/2019
	18,750	56,250	(4)	$11.90	2/5/2020
	2,500	7,500	(4)	$12.31	2/5/2021
	-	40,000	(5)	$9.91	2/5/2022
	-	60,000	(6)	$7.25	9/18/2022

Robert Munden	10,000	30,000	(7)	$13.19	4/9/2020	2,000	(12)	$11,800	15,000	(13)	$88,500
	3,000	9,000	(4)	$12.31	2/5/2021	6,667	(10)	$39,335	12,000	(13)	$70,800
	-	28,000	(5)	$9.91	2/5/2022	12,000	(11)	$70,800
	-	60,000	(6)	$7.25	9/18/2022	192	(8)	$1,133

Mike Paulsin	25,000	-		$22.03	2/2/2014	2,000	(8)	$11,800	7,000	(13)	$41,300
	20,000	-		$25.63	1/27/2015	4,667	(10)	$27,535	12,000	(13)	$70,800
	5,000	-		$26.31	9/21/2015	12,000	(11)	$70,800
	10,000	-		$25.80	1/25/2016
	20,000	-		$26.07	2/5/2017
	18,750	6,250	(3)	$15.90	2/5/2018
	35,000	35,000	(2)	$6.04	2/5/2019
	13,750	41,250	(4)	$11.90	2/5/2020
	1,000	3,000	(4)	$12.31	2/5/2021
	-	28,000	(5)	$9.91	2/5/2022

(1)                Based upon the closing market price of our common stock as of December 31, 2012 ($5.90), as reported on the NYSE.

(2)               These options vest(ed) in two equal annual installments on February 5 of 2013 and 2014.

(3)                These options vested on February 5, 2013.

(4)                These options vest(ed) in three equal annual installments on February 5 of 2013, 2014 and 2015.

(5)                These options vest(ed) in four equal annual installments on February 5 of 2013, 2014, 2015 and 2016.

(6)                These options vest in four equal annual installments on September 18 of 2013, 2014, 2015 and 2016.

(7)                These options vest(ed) in three equal annual installments on April 9 of 2013, 2014 and 2015.

(8)                Restricted stock vested on February 5, 2013.

(9)                Restricted stock vests on February 5, 2014.

(10)          Restricted stock vests(ed) in two equal annual installments on February 5 of 2013 and 2014.

(11)          Restricted stock vests(ed) in three equal annual installments on February 5 of 2013, 2014 and 2015.

(12)          Restricted stock vests on April 9, 2013.

(13)          In 2011 and 2012, our Compensation Committee awarded our executives performance-based stock units which are payable, if earned, in shares of common stock.   The payout levels range from 0% to a maximum of 100% of the performance units granted.  At the time of each grant, it was expected that the probable outcome of the performance criterion would lead to a payout level of 100%.  As of December 31, 2012, however, neither threshold performance criterion was expected to be achieved, which would result in no units vesting for any of our executives under these grants.

Option Exercises and Stock Vested

The following table sets forth information for our named executive officers regarding option exercises and equity vesting during 2012; no options were exercised by our named executive officers in 2012.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Name	(#)	($)
(a)	(d)	(e)
Larry Franklin	9,333	92,490
Doug Shepard	4,533	44,922
Robert Munden	3,333	33,030
Mike Paulsin	2,333	23,120
Gary Skidmore	19,888	142,119

(1)                Calculated as the aggregate market value of the vested shares based on the closing price of our common stock on the vesting date (February 5, 2012, for Messrs. Franklin, Shepard, Munden and Paulsin, and February 5, 2012 and July 31, 2012 for Mr. Skidmore).

Pension Benefits

The table below under this heading sets forth information regarding estimated payments or other benefits payable at, following or in connection with retirement to which our named executive officers are entitled under our Defined Benefit Plan and Restoration Pension Plan.  The Defined Benefit Plan and Restoration Pension Plan are administered by a committee comprised of Messrs. Copeland, Franklin, H. Harte and Shepard.

Defined Benefit Plan

The purpose of this plan is to provide participants with benefits when they separate from employment through termination, retirement, death or disability.  The plan was frozen to participation and benefit accruals as of December 31, 1998.  All participants are 100% vested as of December 31, 1998. Death benefits are provided to beneficiaries on behalf of participants as specified in the plan. The plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year.  For purposes of the calculation of the monthly amount payable starting after retirement under the Defined Benefit Plan, the following definitions apply:

“Average Monthly Compensation” means the monthly average of the five consecutive years’ compensation out of the last ten complete years on December 31, 1998 that gives the highest average; such compensation includes W-2 compensation (subject to certain exclusions) plus any compensation deferred under a Section 125 or Section 401(k) plan. Compensation is limited by the pay limit in Section 401(a)(17) of the Code.

“Normal Retirement Date” means the date upon which a participant reaches age 65.

“Covered Compensation” means a 35-year average of the Maximum Taxable Wages (MTW) under social security.  The MTW is the annual limit on wages subject to the FICA tax for social security. The 35-year period ends with the year the employee reaches eligibility for an unreduced social security benefit (age 65, 66, or 67 depending on the year the employee was born).  For years after the year of termination and prior to the end of the 35-year period, the MTW from the years of termination is used.

The monthly amount (Monthly Accrued Benefit) shall be equal to the sum of A and B multiplied by C where A, B and C are defined below:

A =       1.0 percent of the Average Monthly Compensation at December 31, 1998 multiplied by the projected number of years of credited service at the Normal Retirement Date.

B =     0.65 percent of the Average Monthly Compensation at December 31, 1998 in excess of 1/12 of Covered Compensation at December 31, 1998 multiplied by the number of years of projected credited service at the Normal Retirement Date up to 35 years.

C =       Ratio of credited service at December 31, 1998 to projected credited service at the Normal Retirement Date.

Participants are eligible for early retirement upon attainment of age 55 and five years of vesting service. The monthly amount payable upon early retirement is equal to the monthly accrued benefit at December 31, 1998, as decreased by certain plan and Internal Revenue Service-prescribed early retirement factors.

Restoration Pension Plan

The purpose of this unfunded, non-qualified pension plan is to provide employees with the benefits they would receive if the Defined Benefit Plan were not subject to the benefit and compensation limits imposed by Section 415 and Section 401(a)(17) of the Code and had benefit accruals under the Defined Benefit Plan not been frozen at December 31, 1998.  Selected employees designated as participants by the Board of Directors are eligible to participate under the plan. Participants currently include only corporate officers and one former officer.  An officer of Harte-Hanks with the title of a Senior Vice President or a higher position is 100% vested on January 1, 1996 or the date on which they assumed such position.  An officer with a title below Senior Vice President will be vested at the earlier of age 55 or 20 years of credited service.  Benefits for participants also vest upon a change in control (as defined in the Defined Benefit Plan).  Benefits accrued and vested after December 31, 2004 are subject to non-qualified deferred compensation rules under Section 409A of the Code.  The plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year. For purposes of the calculation of the monthly amount payable starting after retirement under the Restoration Pension Plan, the following definitions apply:

“Average Monthly Compensation” means the monthly average of the five consecutive years’ compensation out of the last ten complete years that gives the highest average. For purposes of determining the gross benefit under the Restoration Pension Plan, compensation includes W-2 compensation (subject to certain exclusions) plus any compensation deferred under a Section 125 or Section 401(k) plan, but only recognizes up to 100% of the target bonus amount for years prior to 2001 and up to 50% of the target bonus amount for years after 2000. The compensation for the gross Restoration Pension Plan benefit is not limited by the Code Section 401(a)(17) pay limit.

“Normal Retirement Date” means the date upon which a participant reaches age 65.

“Covered Compensation” has the same meaning as previously defined under the Defined Benefit Plan.

The monthly amount is the lesser of the sum of A and B multiplied by C and D as defined below over the Monthly Accrued Benefit under the Defined Benefit Plan (as described above):

A = 1.0 percent of the Average Monthly Compensation at the date of termination multiplied by the projected number of years of credited service at the Normal Retirement Date.

B = 0.65 percent of the Average Monthly Compensation at the date of termination in excess of 1/12 of Covered Compensation at the date of termination multiplied by the number of years of projected credited service at the Normal Retirement Date up to 35 years.

C = Ratio of credited service at the date of termination to projected credited service at the Normal Retirement Date.

D = 50 percent of Average Monthly Compensation at the date of termination.

Participants are eligible for early retirement upon attainment of age 55 and becoming 100% vested.  The monthly amount payable upon early retirement is equal to the monthly accrued benefit at the date of termination multiplied by an early retirement factor as decreased by certain plan and Internal Revenue Service-prescribed early retirement factors.  We do not have a policy for granting extra years of credited service.  In the event of a change of control (as defined in the Restoration Benefit Plan), our then-current obligations are required to be funded through the establishment of a trust fund.

The amounts reported in the following table equal the present value of the accumulated benefit at December 31, 2012 for our named executive officers under each plan based upon the assumptions described in note (1).

		Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c )	(d)	(e)
Larry Franklin (2)	Defined Benefit Plan	4.000	$ -	$ 195,278
	Restoration Pension Plan	4.000	343,528	282,868

Doug Shepard	Defined Benefit Plan	5.000	-	-
	Restoration Pension Plan	5.000	175,084	-

Robert Munden	Defined Benefit Plan	2.750	-	-
	Restoration Pension Plan	2.750	66,669	-

Mike Paulsin	Defined Benefit Plan	24.583	103,600	-
	Restoration Pension Plan	24.583	572,834	-

Gary Skidmore (3)	Defined Benefit Plan	17.833	-	-
	Restoration Pension Plan	17.833	1,453,579	15,886

(1)                The accumulated benefit is based on service and earnings, as described above, considered by the plans for the period through December 31, 2012.  The present value has been calculated using a discount rate of 5.020% and assuming the named executive officers will live and retire at the normal retirement age of 65 years.  For purposes of calculating the actuarial present value, no pre-retirement decrements are factored into the calculations.  The mortality assumption is based on the RP-2000 Mortality Table for males and females projected to 2015 using Scale AA.

(2)                Credited service is from rehire date of January 1, 2009.

(3)                Mr. Skidmore departed the company July 31, 2012.  Present value and years of credited service are shown as of July 31, 2011.  Single sum values of the early retirement benefits from the Restoration Benefit Plan at July 31, 2012 is $1,468,377.

Nonqualified Deferred Compensation

In January 2012, the Compensation Committee designated all corporate officers as eligible to participate in our existing non-qualified deferred compensation plan (the “Deferred Compensation Plan”), which is filed as Exhibit 10.3 to our Form 8-K, dated June 27, 2008.  The Deferred Compensation Plan allows participants to defer receipt of some or all base salary and/or cash bonuses by making an annual election prior to the year in which such base salary and/or cash bonus is earned.  Compensation deferred under the Deferred Compensation Plan is distributed at the first to occur of (1) the beginning of the year following the year in which the participant separated from service with the company, (2) the date specified by the participant pursuant to a written election (which election may be changed to cause payment at a later date, subject to certain restrictions), (3)  60 days after the participant becomes disabled, or (4) 60 days after a change in control of the company.  Participants may elect to receive distributions in a single payment, or in approximately equal quarterly, semi-annual or annual installments over a period of up to 10 years.  Compensation deferred pursuant to the Deferred Compensation Plan accrues interest annually at Bank of America’s base or prime rate.  The Deferred Compensation Plan is not funded by the company and participants have an unsecured contractual commitment to receive the amounts due thereunder.  When distributions are due, they are distributed from the company’s general assets.

During 2012, Mr. Franklin received deferred compensation distributions arising from compensation deferrals he made during his prior tenure as an executive officer of Harte-Hanks.  No executive officer elected to defer any of his 2012 compensation pursuant to the Deferred Compensation Plan, and no executive officer other than Mr. Franklin has elected to defer compensation from prior years pursuant to the Deferred Compensation Plan.  The following table sets forth information regarding Mr. Franklin’s non-qualified deferred compensation:

Name	Executive Contributions in 2012 (1)	Company Contributions in 2012	Aggregate Earnings in 2012 (2)	Aggregate Withdrawals/ Distributions in 2012	Aggregate Balance at 12/31/12 (3)
Larry Franklin	$ -	$ -	$100,617	$773,857	$2,835,015

(1)                     All such amounts are reflected in the Summary Compensation Table.

(2)                     Represents interest on aggregate undistributed deferred compensation.

(3)                   Represents $2,320,612 of compensation disclosed in Summary Compensation Tables in prior years in accordance with then-current requirements (Mr. Franklin’s deferrals began in 1995), and $514,403 in respect of accumulated interest on such amounts.

Potential Payments Upon Termination or Change in Control

Payments Pursuant to Severance Agreements

We have entered into severance agreements with each of our named executive officers which are designed to attract and retain key talent by providing compensation in the event of  a “change in control” (as defined in each agreement) of Harte-Hanks.  These severance agreements were amended in March 2011 to remove certain benefits and enhance other.  These agreements provide that upon a change in control of Harte-Hanks, all unvested options, restricted stock, performance units and any other equity-based awards previously granted to the executive shall vest in full, consistent with the treatment of other employees.  In addition, if after a change in control of Harte-Hanks, an executive (i) is terminated other than for “cause” (as defined in the agreement), death or disability or (ii) elects to terminate his employment after specified adverse actions are taken by Harte-Hanks, then such executive is entitled to:

•                      severance compensation in a lump sum cash amount equal to 250% (300% in the case of Mr. Franklin) of the sum of (A) the executive’s annual base salary in effect immediately prior to the change in control or termination date, whichever is larger, plus (B) the average of the executive’s bonus or incentive compensation for the two fiscal years preceding the year in which the change in control or the termination date occurred, whichever is larger; and

•                     a cash payment sufficient to cover health insurance premiums for a period of 24 months.

The current severance agreements differ from the agreements in effect prior to March 2011 in that:

•                        the definition of “cause” has been broadened;

•                       the definition of “change in control” now includes replacement of a majority of incumbent directors (other than with the approval of a majority of existing incumbents);

•                       the executive no longer has the right to elect to terminate employment (for any reason) during the thirty-day period following the first anniversary of a change in control of Harte-Hanks and receive severance payments as a result;

•                       the executive no longer receives any tax gross-up for Code section 280G “excess parachute payments”;

•                       each executive expressly acknowledges that severance compensation which is deemed “incentive compensation” is made subject to recovery, or “clawback” by the company pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; and

•                       each executive’s non-solicitation and non-competition covenants are extended to 2.5 years  (Messrs. Munden, Paulsin and Shepard) or three years (Mr. Franklin), to the extent permitted by applicable law.

On July 30, 2012, we entered into a transition agreement with Mr. Skidmore.  Under this agreement, (1) Mr. Skidmore’s employment was terminated on July 31, 2012, (2) we will make 26 fortnightly payments in an aggregate amount of $486,000 to Mr. Skidmore, (3) we will pay Mr. Skidmore $35,000 on the regularly scheduled payroll date next following each of September 1, 2012, December 1, 2012, March 1, 2013 and June 1, 2013, and (4) 15,355 shares restricted common stock issued (in lieu of bonus payments) under the 2005 Plan vested on July 31, 2012.  This agreement also provides that if Mr. Skidmore elects to continue medical coverage under COBRA, the Company will pay his COBRA premium (less his current healthcare coverage contribution amount) for up to one year.

The foregoing description of our executive severance agreements do not include all terms contained in the actual agreements.  Please refer to the full text of the agreements for the complete terms and provisions, copies of which are filed as exhibits to our public filings with the SEC and which are incorporated herein by reference.  Refer to our 2012 Form 10-K exhibit list for the location of each of these agreements.

Payments Made Upon Retirement

For a description of the pension plans in which the named executive officers participate, see the Pension Benefits table above. The tables below provide the estimated pension benefits that would have become payable if the named executive officer had ceased to be employed as of December 31, 2012.

Payments Made Upon Death or Disability

For a discussion of the supplemental life insurance benefits for the named executive officers, see the section above entitled “Perquisites” and the All Other Compensation table above.  The tables below provide the amounts the beneficiaries of each named executive officer would have received had such officer died on December 31, 2012.  The company pays for long-term disability insurance for all salaried employees, and the table below provides the estimated amounts payable to our named executive officers (or their guardians) if they had become eligible for payments under such policy on December 31, 2012.

Potential Termination and Change in Control Benefits

The tables below under this heading illustrate an estimated amount of compensation potentially payable to each named executive officer upon termination of such executive’s employment under various scenarios. Any amount ultimately received will vary based on a variety of factors, including the reason for such executive’s termination of employment, the date of such executive’s termination of employment, and the executive’s age upon termination of employment. The amounts shown assume that such event occurred as of December 31, 2012, and, therefore are estimates of the amounts that would have been paid to such executives upon such event. Actual amounts to be paid can only be determined at the time of the event triggering the payment obligations.

	Termination Events (No Change in Control)

Name	Early Retirement	Disability	Death	Other Termination (1) (2)
Larry Franklin
Retirement Benefits (3)		$ 343,528	$ 343,528	$ 343,528
Disability Benefits		-	-	-
Salary Continuation (4)		-	900,000	-
Estimated Total	$ -	343,528	1,243,528	343,528

Doug Shepard
Retirement Benefits (3)		175,084	175,084	175,084
Disability Benefits		3,464,107	-	-
Salary Continuation (4)		-	700,000	-
Estimated Total	-	3,639,191	875,084	175,084

Robert Munden
Retirement Benefits (3)		66,669	66,669	66,669
Disability Benefits		2,952,414	-	-
Salary Continuation (4)		-	700,000	-
Estimated Total	-	3,019,083	766,669	66,669

Mike Paulsin
Retirement Benefits (3)		676,434	676,434	676,434
Disability Benefits		2,027,573	-	-
Salary Continuation (4)		-	700,000	-
Estimated Total	-	2,704,007	1,376,434	676,434

(1)                Includes terminations with or without cause and voluntary resignation.

(2)                Some of this amount is subject to clawback under certain circumstances:  in the event of a “for cause” termination related to dishonest conduct, the Compensation Committee may deny vested retirement benefits under the Restoration Pension Plan.

(3)                Reflects the estimated single sum present value of qualified and non-qualified retirement plans accumulated as of December 31, 2012, which the named executive officer would be entitled to receive starting upon reaching age 65.  Actual payments are made over time, not in a lump sum.  As of December 31, 2012, Mr. Franklin has attained our normal retirement age of 65 and Messrs. Shepard, Munden and Paulsin had not.

(4)            Reflects the aggregate amount of 10 annual payments payable to the named executive officer’s estate in the event of his death while employed.

In addition to the amounts indicated above under “Other Termination,” in connection with a change in control, our named executive officers will receive the following amounts; no additional payments are required in the event of a termination for cause in connection with a change in control:

Name	Change in Control	Termination Without Cause or For Good Reason
Larry Franklin
Cash Severance	$ -	$ 1,875,938
Health Benefits (1)	-	28,798
Equity Vesting Acceleration (2)	683,822	-
Estimated Total	683,822	2,433,059

Doug Shepard
Cash Severance	-	967,775
Health Benefits (1)	-	34,452
Equity Vesting Acceleration (2)	350,855	-
Estimated Total	350,855	1,002,227

Robert Munden
Cash Severance	-	775,655
Health Benefits (1)	-	32,920
Equity Vesting Acceleration (2)	282,368	-
Estimated Total	282,368	808,575

Mike Paulsin
Cash Severance	-	758,900
Health Benefits (1)	-	42,091
Equity Vesting Acceleration (2)	222,235	-
Estimated Total	222,235	800,991

(1)                Reflects the estimated lump-sum payment to offset the cost of 24 months worth of future premiums under our health and welfare benefit plans.

(2)                Values are calculated based on the closing price of our common stock of $5.90 on December 31, 2012.

DIRECTOR COMPENSATION

Elements of Current Director Compensation Program

Directors’ compensation includes cash and stock-based incentives. Employee directors are not paid additional compensation for their services as directors.  As of the date of this proxy statement, non-employee directors receive the following compensation for their services on the Board and its committees. Directors’ compensation is subject to change from time to time, and the Board has acted to change certain elements of director compensation as noted in “Establishing Director Compensation” below the table.

Element	Description	Amount

Annual Cash Retainer	Payable to “independent” Board members, as determined by the Board in accordance with applicable rules	$45,000
Annual Cash Retainer for Committee Chairs	• Audit Committee Chair	$10,000
	• Compensation Committee Chair	$5,000
	• Nominating and Corporate Governance Committee Chair	$2,000
Cash Meeting Fees	• Per in-person Board meeting attended (payable to independent directors)	$2,000
	• Per in-person Committee meeting attended (payable to applicable Committee members)	$1,000
	• Per telephonic Board meeting attended (payable to independent directors)	$750
	• Per telephonic Committee meeting attended (payable to applicable Committee members)	$750
Annual Equity Election In Lieu of Cash Fees

•       Each independent director may elect, annually or in connection with such director’s appointment to the Board, to receive all or a portion of such director’s cash compensation otherwise payable for such director’s services in shares of the company’s common stock

		Up to 100% of a director’s cash compensation

•       These shares of common stock are granted as soon as administratively practicable following the end of each of the company’s fiscal quarters; the number of shares delivered is based on the market value of one share of the company’s common stock on the NYSE as of the last day of the immediately preceding quarter, in accordance with the 2005 Plan

2012 Annual Equity Awards

•       For the calendar year 2012, each independent director received shares of restricted stock, with a grant date of February 5, 2012 (the fixed date previously selected for long-term incentive awards, as described above in this proxy statement) and which vest in three equal annual installments beginning the first anniversary of the grant date

		Shares equal to $50,000
	• The number of shares of restricted stock delivered was based on the market value of one share of the company’s common stock on the NYSE on the grant date, in accordance with the 2005 Plan
	• These shares of restricted stock were granted pursuant to the 2005 Plan and the other terms and conditions set forth in the applicable form of award agreement under the 2005 Plan
Other	• Non-management directors may also receive compensation from time to time for any service on special Board committees, site visits or other matters, as determined by the Board	As applicable
	• All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board or any of its committees

Establishing Director Compensation

The Compensation Committee has the responsibility for recommending to the Board the form and amount of compensation for non-employee directors.  The Compensation Committee may appoint subcommittees and delegate to a subcommittee such power and authority as it deems appropriate, subject to certain limitations set forth in its charter and discussed above in the CD&A.  The Compensation Committee did not appoint any subcommittees during 2012.

The Compensation Committee has the sole authority to retain or terminate a consulting firm engaged to assist in the evaluation of director compensation.  From time to time, the Compensation Committee reviews surveys and other information provided by outside consultants to provide insights on director compensation matters.  Our director compensation is structured predominantly based upon the results of such reviews as well as the amount of time devoted to Board and committee meetings.  The Committee believes that engaging a consultant on a periodic basis is more appropriate than having annual engagements.

In 2010, the Committee engaged Meridian as its new outside compensation consultant to assist the Committee with its evaluation and determinations for our 2011 executive compensation program.  In connection with that engagement, the Committee also requested that Meridian conduct a thorough review and analysis of our compensation of non-employee directors and related policies, practices and trends.  Meridian was selected and engaged by, and reported directly to, the Committee, using information provided by management and gathered from proxy statements, other public information and proprietary surveys.  In January 2011, the Committee made its 2011 annual non-employee director compensation determinations, taking into account the results of Meridian’s review, analysis and recommendations, among other factors, and no material changes were made from the 2010 compensation program.  The Committee engaged Meridian for selected matters during 2012 including, among other things, the Committee’s 2013 director compensation determinations, but the Committee has not yet determined whether it will engage an outside consulting firm during 2013 for the Committee’s 2014 director compensation determinations.

In response to the information provided by Meridian, and noting that the company’s director compensation had not been materially changed in over five years, in 2012 the Board:

•                  increased the annual equity awards for non-employee directors to $60,000 in value (effective 2014);

•                  increased the retainer for committee chairs to $15,000, $10,000 and $8,000  for the Audit, Compensation and Governance Committees, respectively (effective after the annual meeting); and

•                  determined that unvested equity awards would continue to vest in accordance with their terms notwithstanding the retirement of a director in accordance with the company’s Corporate Governance Principles (beginning after the 2013 annual meeting).

The Board believes this overall compensation level is appropriate to attract and retain highly qualified board candidates, as validated by the recent election of Messrs. Carley and Key to the Board.  In connection with their election to the Board, the Board granted each of them $50,000 of restricted stock, vesting in three equal annual installments under the terms of the 2005 Plan.

Director Stock Ownership Guidelines

Under our Corporate Governance Principles adopted by the Board non-employee directors are expected to hold three times the annual cash retainer amount (or $135,000) in company stock.  Employee directors are subject to the stock ownership guidelines applicable to management, as described above, rather than these director stock ownership guidelines.  At December 31, 2012, each of our directors was in compliance with this policy.

2012 Director Compensation for Non-Employee Directors

The following table shows 2012 compensation recognized for financial statement reporting purposes of our non-employee directors. Consequently, the amounts reflected in the “Stock Awards” and “Options Awards” columns below also include compensation expense amounts from awards granted in prior years.  As Messrs. Carley and Key joined our Board in 2013, they received no compensation in 2012 from the company.

	Fees Earned or Paid in Cash (1)		Stock Awards (2)(3)	All Other Compensation (4)	Total
Name	($)		($)	($)	($)
(a)	(b)		(c)	(e)	(f)
David L. Copeland	$75,750		$49,996	$5,080	$130,826
William F. Farley	68,750	(5)	49,996	5,080	123,826
William K. Gayden	60,000	(6)	49,996	5,080	115,076
Christopher M. Harte	70,750	(6)	49,996	5,080	125,826
Houston H. Harte	-		-	-	-
Judy C. Odom	69,750		49,996	5,080	124,826
Karen A. Puckett	61,750		49,996	5,080	116,826

(1)                      Fees were paid in cash, unless otherwise designated.

(2)                      These reflect the full grant date fair value of the 2012 awards calculated in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions, see note J of our audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K.

(3)                     Each of the independent directors was granted 4,061 shares of restricted stock in 2011 with grant date fair values, computed in accordance with FASB ASC Topic 718, of $49,996.  Restricted stock awards are granted without consideration and vest in three equal annual installments beginning the first anniversary of the date of grant.

(4)                      Reflects the amount of dividends paid by Harte-Hanks during the year on shares of restricted stock held by each of the directors.

(5)                      Fees totaling $34,375 were paid in cash and the remaining $34,375 of fees were paid in the form of company stock at the director’s election.

(6)                      All fees were paid in the form of company stock at the director’s election.

Equity Awards Outstanding at Year End

The following table shows the number of outstanding equity awards held by our non-employee directors as of December 31, 2012.   As Messrs. Carley and Key joined our Board in 2013, they had not yet received any equity awards from the company.

Name	Number of Outstanding Shares of Restricted Stock (#)	Number of Outstanding Stock Options (#)	Total (#)

David L. Copeland	11,954	13,400	25,354
William F. Farley	11,954	13,400	25,354
William K. Gayden	11,954	13,400	25,354
Christopher M. Harte	11,954	13,400	25,354
Houston H. Harte	—	—	—
Judy C. Odom	11,954	13,400	25,354
Karen A. Puckett	11,954	—	11,954

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.  “Committee”, within this Report of the Audit Committee, means the Audit Committee.

The Audit Committee is comprised of three directors.  The Board has determined in its business judgment that each Committee member is independent under the standards of director independence established under our Corporate Governance Principles and the NYSE listing requirements, and is also independent under applicable federal securities laws, including Section 10A(m)(3) of the Exchange Act.  The Committee has the authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the company’s independent auditors.  The Board has determined that Messrs. Copeland and Farley qualify as audit committee financial experts under applicable federal securities laws.

The Committee acts under a written charter which focuses the Committee primarily on oversight of:

•                  The integrity of the company’s financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•                   The qualifications and performance of the company’s independent auditors;

•                   The performance of the company’s internal audit function; and

•                   The company’s compliance with legal and regulatory requirements.

The Committee’s functions are not intended to duplicate or certify the activities of the company’s independent auditors or management, nor can the Committee certify that the company’s auditors are independent under applicable federal securities laws and NYSE rules.

The Committee meets with management periodically to consider the scope and adequacy of the company’s internal controls and the objectivity of its financial reporting and discusses these matters with the company’s independent auditors, the company’s internal auditors and appropriate company financial personnel.  The Committee also meets privately with the company’s independent auditors, KPMG LLP (“KPMG”), and the company’s internal auditors.  The company’s independent auditors and its internal auditors have unrestricted access to the Committee and can meet with the Committee upon request.

In addition, the Committee reviews the company’s financial statements and reports its recommendations to the full Board for approval and to authorize action.  It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, the Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP) and on representations of the company’s independent auditors included in their report on the company’s financial statements.  The Committee’s considerations and discussions with management and the independent auditors, however, do not assure that the company’s financial statements are presented in accordance with GAAP.  Likewise, the Committee’s considerations and discussions with management and the independent auditors do not assure that the audit of the company’s financial statements has been performed in accordance with U.S. generally accepted auditing standards, or that the company’s independent auditors are in fact independent.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with GAAP and for the report on the company’s internal control over financial reporting.  The company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for attesting to management’s report on the company’s internal control over financial reporting.  The Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the company’s internal control over financial reporting.

The Committee held nine meetings during 2012.  The meetings followed agendas and procedures that, among other things, facilitated and encouraged communication among the Committee, management, the internal auditors and KPMG.  The Committee discussed with the company’s internal auditors and KPMG the overall scope and plans for their respective audits.  In addition, the Committee reviewed the audited consolidated financial statements for the 2012 fiscal year and met and held discussions with management and the company’s independent auditors to discuss those financial statements and the audit related thereto.

The Committee reviewed and discussed (1) the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5 regarding the audit of internal control over financial reporting, (2) the company’s guidelines, policies and procedures for financial risk assessment and management and the major financial risk exposures of the company and its business units, as appropriate, (3) the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management, the internal auditors and KPMG, and (4) with management, the internal auditors and KPMG management’s annual report on the company’s internal control over financial reporting and KPMG’s audit report.

The Committee discussed with management, the internal auditors and KPMG the processes supporting certifications by the company’s CEO and Chief Financial Officer that are required by the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC.  In addition, the Committee discussed with management, the internal auditors and KPMG the processes supporting management’s annual report on the company’s internal controls over financial reporting.  The Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal controls.

The Committee discussed with KPMG matters that independent accounting firms must discuss with audit committees.  The Committee’s discussions included U.S. generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 and No. 114 (Communication with Audit Committees).

KPMG provided to the Committee the written disclosures and the letter provided by applicable requirements of the PCAOB and represented that it is independent from the company.  The Committee discussed with KPMG its independence from the company. When considering KPMG’s independence, the Committee reviewed the services KPMG provided to the company that were not in connection with its audit of the company’s consolidated financial statements.  These services included reviews of the company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q.  The Committee also reviewed the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, KPMG.  In addition, when considering KPMG’s independence, the Committee considered any fees received by the company from KPMG.

Based on these activities, the Committee recommended to the Board that the company’s audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in the company’s Annual Report on Form 10-K.  The Committee also has selected KPMG as the company’s independent auditors for the fiscal year ending December 31, 2013.

Audit Committee
David L. Copeland, Chairman
William F. Farley
Christopher M. Harte

Independent Auditors

Representatives of KPMG LLP, who were our independent auditors for the year 2012, are expected to be present at the 2013 annual meeting.  They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  KPMG has been selected as the company’s independent auditors for the fiscal year ended December 31, 2013.

Independent Auditor Fees and Services

The following table sets forth the aggregate fees billed by KPMG or fees payable for professional services in or related to 2011 and 2012.

	2011	2012
Audit Fees (1)	$765,000	$777,000
Audit Related Fees (2)	63,217	61,831
Tax Fees (3)	58,988	46,787
All Other Fees	—	—
Total	$887,205	$885,618

(1)                   Fees for the annual financial statement audit, quarterly financial statement reviews and audit of internal control over financial reporting.

(2)                   Includes fees for assurance and related services other than those included in Audit Fees. Includes charges for statutory audits of certain of the company’s foreign subsidiaries required by countries in which they are domiciled in 2011 and 2012.

(3)                   Fees relating to state, federal and international tax matters.

Pre-Approval for Non-Audit Services

Pursuant to its charter, the Audit Committee pre-approves permitted non-audit services to be performed for Harte-Hanks by its independent auditors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL I

ELECTION OF DIRECTORS

Election of Class II Directors

The current number of members of our Board is nine.  Our Board is divided into three classes, each of which serves for a three-year term.  One class of directors is elected each year at the annual meeting of stockholders.  The current term of our Class II directors will expire at the 2013 annual meeting.  The Class II directors elected in 2013 will serve for a term of three years, which expires at the annual meeting of stockholders in 2016 or when their successors are duly elected and qualified.

The nominees for Class II directors are (1) Stephen E. Carley, (2) William F. Farley and (3) Larry D. Franklin, each of whom is a current member of our Board.  Each nominee has indicated his willingness to serve as a member of the Board if elected.  If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his full term, the Board may by resolution provide for a lesser number of directors or by a majority vote of the directors then in office may designate a substitute.

Information with respect to the nominees is set forth in the section of this proxy statement entitled “Directors and Executive Officers.” We believe that our directors and officers intend to vote their shares FOR each of the Class II director nominees.

Board Recommendation on Proposal

The Board of Directors unanimously recommends a vote FOR the election of each of the Class II director nominees named above. The management proxy holders will vote all duly submitted proxies FOR election unless duly instructed otherwise.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Description of Proposal

In accordance with its charter, the Audit Committee has selected KPMG LLP as Harte-Hanks’ independent auditors to audit our consolidated financial statements for fiscal 2013 and to render other services required of them. The Board is submitting the appointment of KPMG LLP for ratification at the annual stockholders meeting. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The submission of this matter for ratification by stockholders is not legally required.  However, the Board and its Audit Committee believe that such submission provides an opportunity for stockholders to give direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors. Ratification by the stockholders of the appointment of KPMG LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during the year or thereafter, and the failure to gain such ratification does not limit the Audit Committee’s authority to retain KPMG LLP.

We believe that our directors and officers intend to vote their shares FOR this proposal.

Board Recommendation on Proposal

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as Harte-Hanks’ independent auditors for fiscal 2013. The management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL III

APPROVAL OF HARTE-HANKS 2013 OMNIBUS INCENTIVE PLAN

Description of Proposal

We have for many years utilized stock incentives as part of our overall compensation program. The Board believes that stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such persons to have a greater personal financial investment the company.

In May of 2005, we adopted the Harte-Hanks 2005 Omnibus Incentive Plan (as amended, the “2005 Plan”), a stockholder approved plan, pursuant to which we may issue various equity securities to employees, directors and consultants selected for participation. The 2005 Plan has been amended periodically, most recently in May of 2009 to increase the total number of shares of the company’s Common Stock (“Common Stock”) available under the 2005 Plan to 9,170,000 shares. The 2005 Plan forms the basis for our long-term incentive compensation. Under the 2005 Plan, we have awarded stock options, restricted stock and performance-based restricted stock awards. The 2005 Plan also forms the basis for our annual cash incentive plan for Section 162(m) executives. The 2005 Plan is scheduled to terminate automatically in May of 2015.

On April 1, 2013, our Board, subject to stockholder approval, approved the Harte-Hanks 2013 Omnibus Incentive Plan (the “2013 Plan”) and the conditional termination of the 2005 Plan. A total of 5,000,000 shares of Common Stock would be reserved for issuance under the 2013 Plan. The 2013 Plan will not become effective (and the 2005 Plan will not be terminated by the Board) unless the stockholders approve the 2013 Plan. Upon stockholder approval of the 2013 Plan, the 2005 Plan will terminate and the Board will cancel the approximately 2,456,700 shares that would have been available for grant under the 2005 Plan. Existing awards granted under the 2005 Plan will continue to vest and/or be exercisable in accordance with their original terms and conditions.  The table below illustrates the total shares that will be available for grant under Harte-Hanks’ equity compensation plans both prior to and upon approval of the 2013 Plan.

Shares Available for Grant under Equity Compensation Plans of Harte-Hanks, Inc.

(as of March 31, 2013)

	Prior to Approval of the 2013 Plan	Upon Approval of the 2013 Plan
2005 Plan	2,456,700	0
2013 Plan	0	5,000,000
Total Available for Grant	2,456,700	5,000,000

This Proposal seeks the stockholder adoption and approval of the 2013 Plan as a replacement to the 2005 Plan.  The proposed form of the 2013 Plan is included as Annex A to this proxy statement.

The Board believes that the requested authorized shares represent a reasonable amount of potential equity dilution over time and will allow Harte-Hanks to continue awarding equity incentives, which are a significant component of our overall compensation program.

Board Recommendation on Proposal

The Board of Directors unanimously recommends a vote FOR the adoption and approval of the Harte-Hanks 2013 Omnibus Incentive Plan.  We believe that our directors and officers intend to vote their shares FOR this proposal.

Description of the 2013 Plan

The following is a description of the principal features of the 2013 Plan, which are substantively identical to the features of the 2005 Plan other than with respect to the aggregate number of shares of Common Stock that may be issued under such plans. This description is qualified in its entirety by reference to the full text of the 2013 Plan that is included as Annex A to this proxy statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the 2013 Plan.

General

Purposes.  Principal purposes of the 2013 Plan include creating a plan that will allow the Board or its designee to continue to:

•                  provide employees, directors and consultants selected for participation (the “Participants”) with added incentives to continue in service to Harte-Hanks;

•                  create in Participants a more direct interest in the future success of the operations of Harte-Hanks by relating incentive compensation to the achievement of long-term corporate economic objectives; and

•              attract, retain and motivate Participants by providing them an equity investment in Harte-Hanks.

Types of Awards.  Under the 2013 Plan, several types of awards (collectively, “Awards”) can be made, including: non-qualified stock options and incentive stock options (collectively referred to as “Stock Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, Common Stock, performance-based grants payable in cash or any of the above-listed equity Awards, or any other Award established pursuant to the 2013 Plan that may be granted under the 2013 Plan.

•                  Stock Options:  rights to purchase a specified number of shares of Common Stock at a specified price for a given term. Stock Options may be: (a) incentive stock options (“ISOs”), which are intended to meet the requirements of Section 422 of the Internal Revenue Code, and as such, offer certain beneficial tax treatment to Participants as described below; and (b) non-qualified stock options, which do not meet the requirements of Section 422 of the Internal Revenue Code.

•                  Stock Appreciation Rights:  rights to receive payment from Harte-Hanks equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of the SAR. If awarded, SARs will be paid out in shares of Common Stock.

•                  Restricted Stock:  grants of Common Stock that are subject to substantial risk of forfeiture until certain conditions or restrictions on vesting or transferability lapse.

•                  Restricted Stock Units:  rights to receive payment on a future date from Harte-Hanks for the value of Common Stock in the form of Common Stock or cash.

•                  Director Common Stock:  grants of Common Stock to non-employee directors in lieu of cash compensation.

•                  Dividend Equivalents:  rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock.

•                  Performance Award:  grants payable in cash, Common Stock or another form of Award based upon the achievement of specified performance targets.

•                  Common Stock:  grants of Common Stock that are not subject to transfer or forfeiture restrictions.

Administration.  The 2013 Plan may be administered by the Board or a committee of the Board. The Compensation Committee, comprised entirely of non-employee directors (the “Compensation Committee”), will administer the 2013 Plan. The Compensation Committee has broad powers to administer and interpret the 2013 Plan, including the authority to select the Participants, determine the amount and type of Awards to Participants, prescribe terms and conditions not otherwise specified by the 2013 Plan for each Award, and amend or modify the terms and conditions of any Award, including accelerating vesting and waiving forfeiture restrictions. The Board must administer the 2013 Plan with respect to any Awards to non-employee directors. The Compensation Committee may delegate some of its authority to one or more members of the Compensation Committee, the Board or the company’s officers. Additionally, the Board has the right to terminate the 2013 Plan before its termination date. However, none of the above actions may adversely affect the rights or obligations of any Participant’s outstanding Awards without that particular Participant’s consent.

No Repricing.  Neither the Compensation Committee nor the Board has the authority to take any action that would constitute a repricing of Stock Options.

Eligibility and Participation.  At its discretion, the Compensation Committee may grant Awards to employees, non-employee directors and consultants of Harte-Hanks and its subsidiaries. As of December 31, 2012, we employed approximately 6,140 full-time employees and 270 part-time employees, and had eight directors serving on our Board.  In connection with our February 2013 annual grants under the 2005 Plan, the Compensation Committee awarded Stock Options to approximately 105 employees, shares of Restricted Stock to each of our five current independent directors and approximately 70 employees, and Performance Awards to eight officers.  Because future grants of Awards under the 2013 Plan, if approved, would be subject to the discretion of the Board or Compensation Committee, the amount and terms of future Awards to particular participants or groups of participants are not determinable at this time. No Awards have been previously granted that are contingent on the approval of the 2013 Plan.

The following table shows Awards during 2012 under our 2005 Plan, which Awards would have been awarded under the 2013 Plan had it been in effect,  to (1) each of our named executive officers, (2) all of our current executive officers as a group, (3) all of our current non-executive directors as a group, and (4) all of our current non-executive officer employees as a group.

	Options Awarded in 2012	Grant Date Fair Value of Options (1)	Shares of Restricted Stock Awarded in 2012	Grant Date Fair Value of Restricted Stock (1)	Performance Awards Granted in 2012	Grant Date Fair Value of Performance Awards (1)	Director Stock Awards in 2012	Grant Date Fair Value of Director Stock Awards (1)
Individual or Group	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Larry Franklin, Chairman, President & CEO	0	$0	0	$0	0	$0	n/a	n/a
Doug Shepard, EVP and Chief Financial Officer	100,000	$252,215	15,000	$148,650	15,000	$132,600	n/a	n/a
Robert Munden, SVP, General Counsel & Secretary	88,000	$215,638	12,000	$118,920	12,000	$106,080	n/a	n/a
Mike Paulsin, SVP & President, Shoppers	28,000	$85,347	12,000	$118,920	12,000	$106,080	n/a	n/a
Gary Skidmore, former EVP & Pres., Direct Marketing	28,000	$85,347	12,000	$118,920	12,000	$106,080	n/a	n/a
Current Executive Officers (as a group)	216,000	$553,201	39,000	$386,490	39,000	$344,760	n/a	n/a
Current Non-Executive Directors (as a group)	0	$0	25,225	$249,480	0	$0	20,395	$169,131
Current Non-Executive Employees (as a group)	657,000	$1,809,762	191,700	$1,899,747	61,500	$543,660	n/a	n/a

(1)          The amounts shown represent the full grant date fair value of the Stock Options and Restricted Stock Awards calculated in accordance with SFAS 123R. For a discussion of valuation assumptions, see note I of our audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K.

For additional information about previous Awards under the 2005 Plan, including Awards to our named executive officers and our directors, please refer to (1) the sections above in this proxy statement entitled, “Executive Compensation”, and “Director Compensation”, and (2) note I (Stock-Based Compensation) of our audited financial statements for the fiscal year ended December 31, 2012 included in our Form 10-K.

Calculation of Shares Granted and Available for Grant.  Shares of Common Stock that are issued pursuant to the grant or exercise of Awards will reduce the number of shares remaining available for future issuance under the 2013 Plan. If an Award granted under the 2013 Plan expires or is terminated or forfeited, the shares underlying the Award will again be available for grant under the 2013 Plan. In addition, to the extent shares of Common Stock are used to pay the exercise price of any Stock Options or to satisfy tax withholding obligations, an equal number of shares will become available for issuance under the 2013 Plan. The 2013 Plan will reserve 5,000,000 shares of Common Stock for issuance. The maximum number of shares of Common Stock reserved for issuance under the 2013 Plan may be increased by approval of the Board and the stockholders.

Fair Market Value.  For purposes of the 2013 Plan, the Fair Market Value of a share of Common Stock is equal to the closing price on the NYSE of a share of Common Stock on the last trading day prior to the date in question, except that for same-day sales of Stock Options, the Fair Market Value of the Common Stock at the time of exercise will be the price at which the Common Stock is sold. The closing price of the Common Stock on the NYSE on April 1, 2013, was $7.44 per share.

Term, Amendment and Termination of the 2013 Plan.  The 2013 Plan will expire 10 years from the date it is approved by our stockholders at the 2013 annual meeting, unless terminated by the Board before that date. Any Awards outstanding on that date will continue to remain outstanding in accordance with their respective terms. The 2013 Plan may be amended by the Compensation Committee or discontinued by the Board at any time, unless stockholder approval is required or desirable under applicable law or regulation.

Transferability.  Except as otherwise approved by the Compensation Committee or under a qualified domestic relations order from a court, no Award is assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily. In the event of a Participant’s death, his or her rights and interests in an Award will be transferable by testamentary will or the laws of descent or distribution.

Stock Options and Stock Appreciation Rights

Grants.  The Compensation Committee establishes the number of shares and the terms, including any applicable vesting periods, underlying Stock Options and SARs. The term of Stock Options may not exceed 10 years, and in certain circumstances for ISOs, the term may be limited to five years. The exercise price for Stock Options and SARs cannot be less than the Fair Market Value on the date of grant, but the Compensation Committee may establish an exercise price higher than the Fair Market Value.

Payment of Exercise Price.  Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, check, or other shares of Common Stock (with some restrictions). With the approval of Harte-Hanks, payment may also be made by broker-assisted same-day sales or by Harte-Hanks withholding enough Common Stock otherwise deliverable upon exercise to pay the exercise price (the value of the Common Stock being determined on the date of exercise). Upon exercising a Stock Option, a Participant must also pay any required tax withholding. Such tax withholding may be satisfied in cash or shares of Common Stock, as determined by Harte-Hanks.

Termination of Service.  The vesting of Stock Options and SARs ends on the date service to Harte-Hanks ends. Generally, Participants have 90 days after termination to exercise vested Stock Options and vested SARs. If the termination is due to death or disability, the exercise period is typically extended to one year. If the Participant is terminated for cause or is in material breach of a legal obligation to Harte-Hanks, the exercise period for Stock Options and SARs ends on the date of termination. Different vesting and exercise periods may apply if approved by the Compensation Committee or provided for in a written agreement between the Participant and Harte-Hanks.

Restricted Stock and Restricted Stock Units

Grants.  The Compensation Committee establishes the number of shares and the terms, including any applicable vesting schedule, for Restricted Stock Awards and Restricted Stock Units. A Restricted Stock Award is issued as Common Stock that has voting and dividend rights, but is subject to forfeiture and transfer restrictions. Restricted Stock Units do not have voting or dividend rights, are not considered Common Stock issued and outstanding, and upon vesting may be paid out in Common Stock or cash as determined by the Compensation Committee.

Termination of Service.  Generally, a Participant forfeits all unvested Restricted Stock Awards and Restricted Stock Units on the day of termination. Different forfeiture terms may apply if approved by the Compensation Committee or provided for in a written agreement between the Participant and Harte-Hanks.

Performance Awards

A Performance Award entitles the Participant to a payout based upon achievement of certain performance criteria. The Compensation Committee establishes the exact performance criteria and the performance period applicable to the Performance Award. The Compensation Committee also determines whether the payout will be in cash, an equity-based Award or some combination of cash and equity Awards. Performance criteria include a number of measurable criteria that can be tied to the success of Harte-Hanks, including, but not limited to, net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, total stockholder return, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity or average stockholder’s equity, stock price, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators and/or employee metrics. These criteria may be measured on an absolute basis or relative to a peer group or index and can be measured at the corporate or business unit level.

Director Common Stock

Under the 2013 Plan, non-employee directors may elect to receive all or a portion of their annual retainer and meeting fees in shares of Common Stock. The number of shares is determined by dividing: (a) the dollar amount of the portion of the retainer and meeting fees for the fiscal quarter that is to be paid in shares by (b) the Fair Market Value of one share of Common Stock as of the last day of such fiscal quarter, rounded up to the next full number of shares. Directors may elect to receive their compensation in Common Stock for a fiscal year period.

Other Awards

The Compensation Committee may also, under the 2013 Plan, grant equity-based Awards in lieu of cash bonus payments to Participants. The determination of the number of shares of Common Stock or other Awards that would be issued as a bonus payment will be determined using a reasonable valuation method selected by the Compensation Committee. The Compensation Committee may choose to grant Dividend Equivalents in conjunction with the grants of Awards. Dividend Equivalents on these Awards will be converted to cash or additional shares at such time and by such formula as the Compensation Committee determines. Participants holding restricted stock, Common Stock equivalents, and Common Stock grants have the same dividend rights as other holders of Common Stock. The Compensation Committee, in its sole discretion, may establish other incentive compensation arrangements under the 2013 Plan pursuant to which Participants may acquire shares of Common Stock.

Certain Federal Income Tax Consequences

The following description of U.S. federal income tax consequences to U.S. Participants and Harte-Hanks is based upon current statutes, regulations and interpretations and is subject to change. The description is not intended to be exhaustive and does not include foreign, state or local income tax consequences.

Incentive Stock Options.  A Participant who receives an ISO will not recognize any taxable income at the time of grant of the ISO. The exercise of an ISO will not result in any federal income tax consequences to the Participant, except that a certain amount will be an adjustment item for alternative minimum tax purposes. In the event of a disposition of stock acquired upon the exercise of an ISO, the federal income tax consequences depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares until the later of two years following the date of grant or one year following the date of exercise, the Participant will recognize a long-term capital gain or loss upon subsequent disposition of the stock. The amount of the long-term capital gain or loss will be equal to the difference between: (a) the amount realized on the disposition of the shares, and (b) the exercise price at which shares were acquired. If the Participant does not satisfy the foregoing holding-period requirements, the Participant will be required to report as ordinary income, in the year of disposition, an amount equal to the excess of: (a) the Fair Market Value of the shares at the time of exercise of the ISO or, if less, the amount realized on the disposition of such shares, over (b) the exercise price for the shares.

Non-Qualified Stock Options.  A Participant who receives non-qualified stock options will not recognize any taxable income at the time of grant. Upon exercise of the non-qualified stock options, a Participant will recognize ordinary income in an amount equal to the excess of: (a) the Fair Market Value of the shares at the time of exercise over (b) the exercise price for the shares. In the case of Participants who are employees of Harte-Hanks, any ordinary income so recognized will be considered wages subject to applicable tax withholding.

Other Awards; Section 409A.  Awards of SARs, Restricted Stock Units, certain other Awards and Dividend Equivalents may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Generally, to the extent that deferrals of these Awards fail to meet certain requirements under Section 409A, such Awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A are met. It is the intent of Harte-Hanks that Awards under the 2013 Plan will be structured and administered in a manner that complies with (or is exempt from) the requirements of Section 409A. Unless provided otherwise by the Award Agreement, Awards subject to Section 409A will be paid in a lump sum as soon as practical, but, at Harte-Hanks’ discretion, not later than March 15 of the year following the calendar year in which they are no longer subject to a “substantial risk of forfeiture” (as defined in Section 409A) (the “Applicable Period”). To the extent that an Award is not paid within the Applicable Period but is paid by December 31 of the calendar year which includes the Applicable Period, then it is intended that such payment shall be treated as made at a “specified time” for purposes of complying with (or being exempt from) the requirements of Section 409A. To the extent that Harte-Hanks desires to grant an Award which constitutes deferred compensation, the time and form of payment for such Award shall be governed by the Award Agreement. Notwithstanding anything to the contrary in the 2013 Plan, if a Participant constitutes a “specified employee” (as defined in Section 409A), to the extent any payment under the 2013 Plan constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A), and to the extent required by Section 409A, no payments due under the 2013 Plan as a result of the Participant’s “separation from service” (as defined in Section 409A) may be made until the earlier of: (i) the first day following the six-month anniversary of the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum as soon as administratively practicable following the six-month anniversary of the Participant’s separation from service. For purposes of Section 409A, each “payment” (as defined by Section 409A) made under the 2013 Plan shall be considered a “separate payment”.

Deductions for Harte-Hanks.  Subject to the deduction limitation under Section 162(m) of the Internal Revenue Code, Harte-Hanks generally will be entitled to a compensation expense deduction in the same amount as any ordinary income recognized by a Participant in connection with the grant, vesting, exercise or payout of Stock Options.

THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UPON

THE PARTICIPANTS IN THE 2013 PLAN CONTAINED IN THIS PROXY STATEMENT

DOES NOT PURPORT TO BE COMPLETE.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to certain senior executive officers. Certain performance-based compensation is exempt from the deduction limit if it meets the requirements of Section 162(m). One of these requirements is that there is a limit to the number of shares granted to any one individual in a given fiscal year. Accordingly, the 2013 Plan has a limit of 1,500,000 shares subject to equity Awards that can be granted to any individual per fiscal year. The maximum amount payable for a performance-based cash award in any fiscal year may not exceed $2,500,000 or 200% of annual base salary. As a stockholder approved plan, any Awards granted under the 2013 Plan may qualify for deductibility to the extent that the compensation is recognized by the Participant as ordinary income and provided that the Awards meet the Section 162(m) performance-based requirements.

Change in Capital Structure; Change in Control

As is common in plans of this nature, if Harte-Hanks declares a stock split or dividend, or if there is another change in Harte-Hanks’ capital structure that would result in the increase or decrease of the benefits under the 2013 Plan, then the Board will direct the Compensation Committee to, in such a manner as it determines is equitable, proportionally adjust: (a) the number of shares then available for grant; (b) the number of shares subject to outstanding Awards; and (c) the exercise prices of outstanding Awards. No adjustment may be made if it results in a repricing of a Stock Option or SAR.

Except to the extent otherwise provided in any agreement between Harte-Hanks and a Participant, upon a “Change of Control” (as defined in the 2013 Plan), the Board, in its discretion and on terms it deems appropriate, with respect to any Award, may:

•                  cancel the Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (including an amount equal to zero for Awards with respect to which no cash could have been so attained or realized);

•                  provide that the Award cannot vest, be exercised or become payable after such event;

•                  provide that such Award shall be vested, exercisable and nonforfeitable as to all shares covered thereby, and that all restrictions with respect thereto shall lapse, notwithstanding anything to the contrary in the 2013 Plan or an Award Agreement;

•                  provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

•                  make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding restricted stock, Restricted Stock Units, and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards that may be granted in the future; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or SAR.

OTHER BUSINESS

The Board is not aware of any matter to be presented for action at the annual meeting other than the matters set forth above. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the company.

PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in our proxy statement and form of proxy for our 2014 annual meeting must be received by us at our principal executive offices on or before December 15, 2013.  Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, and our bylaws.

Under our bylaws, stockholder proposals that are being submitted other than for inclusion in the proxy statement and form of proxy for our 2014 annual meeting must be received at our principal executive offices no earlier than January 23, 2014 and no later than February 22, 2014.  Such proposals when submitted must be in full compliance with applicable law and our by-laws.

ANNEX A

PROPOSED FORM OF HARTE-HANKS 2013 OMNIBUS INCENTIVE PLAN

(SEE PROPOSAL III)

ARTICLE I

INTRODUCTION

1.1      Establishment. Harte-Hanks, Inc. (the “Company”) has adopted the 2013 Omnibus Incentive Plan (the “Plan”), effective as provided in Section 21.1. The Plan permits the granting of stock options, restricted stock, performance awards, dividend equivalents, restricted stock units, common stock equivalents, stock appreciation rights, and other stock-based awards.

1.2      Purpose. The purpose of the Plan is to provide employees, directors and consultants selected for participation in the Plan with added incentives to continue in the service of the Company and its affiliates and to create in such employees, directors and consultants a more direct interest in the future success of the operations of the Company and its Affiliated Corporations by relating incentive compensation to the achievement of long-term corporate economic objectives. The Plan is also designed to attract employees, directors and consultants and to retain and motivate participating employees, directors and consultants by providing an opportunity for equity investment in the Company.

1.3      No Effect on Other Options. The provisions of the Plan shall have no effect on options or awards granted pursuant to any other plans of the Company, which shall continue to be governed by the terms and provisions of the agreements and the plans governing such grants, as applicable.

ARTICLE II

DEFINITIONS

2.1      Definitions. The following terms shall have the meanings set forth below:

(a)               “Affiliated Corporation” means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

(b)               “Award” means any award under this Plan of any Stock Option, Restricted Stock Award, Performance Award, Dividend Equivalent, Restricted Stock Unit, Stock Award, Stock Appreciation Right, or any other award established pursuant to the Plan that may be awarded or granted under the Plan (collectively, “Awards”).

(c)                “Award Agreement” means a written agreement executed by an authorized officer of the Company (and, if required, by the Participant) which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

(d)               “Board” means the Board of Directors of the Company.

(e)                “Bonus Payment” means a payment to a Participant pursuant to a Bonus Plan of the Company.

(f)                 “Bonus Plan” means a performance-based bonus plan of the Company as established by the Board or the Committee from time to time, pursuant to which Bonus Payments are made from time to time in the manner and under the conditions established by the Board or the Committee.

(g)               “Cause” means deficiencies in performance or conduct, as determined in the sole discretion of the Company or Affiliated Corporation, resulting in termination of employment.

(h)               “Change of Control” means the occurrence of any one or more of the following events:

(i)            the acquisition of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding voting securities of the Company; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections (iii)(A) and (iii)(B) of this definition;

(ii)        individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, (A) the shareholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the Plan to the contrary, any Award that is subject to Section 409A shall not be distributable or payable upon a Change of Control unless such Change of Control also meets the definition of “Change of Control” under Section 409A.

(i)                  “Committee” means a committee designated by the Board to administer the Plan, which committee shall be comprised of two or more persons each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Committee members shall also be appointed in such a manner as to satisfy applicable laws and stock exchange requirements.

(j)                  “Common Stock” means the Company’s $1.00 par value per share voting common stock.

(k)               “Consultant” means any person who is not an Employee or Director and who is a consultant or adviser to the Company, any Affiliated Corporation, or any division thereof, if (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(l)                  “Director” means a member of the Board.

(m)           “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 12.2 of the Plan.

(n)               “Effective Date” means the effective date of the Plan, as set forth in Section 21.1 hereof.

(o)               “Eligible Employees” means those Employees designated as eligible to participate in the Plan by the Committee.

(p)               “Employee” means a natural person who is deemed an employee (including, without limitation, an officer or director who is also an employee, or a person who would be deemed an employee if such person were subject to U.S. income taxes) of the Company, or any Affiliated Corporation, in accordance with the rules contained in Section 3401(c) of the Internal Revenue Code and the regulations thereunder.

(q)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)                “Fair Market Value” means with respect to Common Stock, as of any date, the closing price of a share of Common Stock on the New York Stock Exchange for the last trading day prior to that date. If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Common Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers; provided, however, that with respect to same day sales occurring under Section 6.1(c)(ii)(B) of the Plan, Fair Market Value shall mean the per share price actually paid for shares of Common Stock in connection with such sale.

(s)                 “Incentive Stock Option” means the right to purchase Common Stock granted to an Employee pursuant to Section 6.2, which constitutes an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(t)                  “Internal Revenue Code” means the Internal Revenue Code of 1986 and the regulations thereunder, each as in effect from time to time.

(u)               “Non-Employee Director” means a Director who is not an Employee.

(v)               “Non-Qualified Option” means a right to purchase Common Stock granted to a Participant pursuant to Section 6.3, which does not qualify as an Incentive Stock Option or which is designated as a Non-Qualified Option.

(w)             “Participant” means an Eligible Employee, Non-Employee Director or Consultant designated by the Committee from time to time during the term of the Plan to receive one or more Awards provided under the Plan.

(x)               “Performance Award” shall mean a bonus that is paid in cash, Common Stock, in the form of an Award provided for under the Plan or any combination thereof that is awarded under Article XI of the Plan.

(y)               “Performance Criteria” means any measurable criteria using an approach, such as balanced score card, which is tied to the Company’s success that the Committee may determine, including but not limited to, net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, total stockholder return, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity or average stockholders’ equity, stock price, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators, and/or employee metrics. These criteria may be measured on an absolute basis or relative to a peer group or index and can be measured at the corporate or business unit level. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Criteria in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements.

(z)                “Restricted Stock Award” means an award of shares of Restricted Stock.

(aa)        “Restricted Stock Unit” means an award denominated in shares of Common Stock that represents the right to receive payment for the value of such shares pursuant to Section 8.2.

(bb)        “Restricted Stock” means Common Stock granted to a Participant pursuant to Section 8.1 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

(cc)          “Rule 16” and subsections thereof mean Rule 16b and the relevant subsections promulgated under the Exchange Act, as such Rule may be amended from time to time.

(dd)        “Section 162(m)” means Section 162(m) of the Internal Revenue Code, as amended from time to time, and any related regulations.

(ee)          “Section 162(m) Participant” means an Employee who is determined by the Committee to be, or likely to be, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code.

(ff)            “Section 409A” means Section 409A of the Internal Revenue Code, as amended from time to time, and any related regulations.

(gg)        “Stock Appreciation Right” means a right granted to a Participant pursuant to Article VII to receive payment from the Company equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

(hh)        “Stock Award” means an award that represents the right to receive shares of Common Stock pursuant to Article X.

(ii)              “Stock Option” means an Incentive Stock Option or a Non-Qualified Option.

2.2      Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1      Administration Generally. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall have the authority, in its sole discretion, to:

(a)               select the Participants from Eligible Employees, Non-Employee Directors and Consultants;

(b)               determine the number of shares of Common Stock to be subject to Awards granted pursuant to the Plan;

(c)                determine the number of shares of Common Stock to be issued as Bonus Payments;

(d)               determine the time at which such Awards and Bonus Payments are to be granted;

(e)                fix the exercise price, period and manner in which a Stock Option becomes exercisable;

(f)                 establish the duration and nature of Award restrictions;

(g)               determine the Fair Market Value of the Common Stock, in accordance with Section 2.1(r) of the Plan;

(h)               determine whether and under what circumstances, if any, an Award may be settled in cash instead of Common Stock;

(i)                  modify or amend the terms and conditions of any Award, subject to Article XIX of the Plan;

(j)                  authorize any person to execute on behalf of the Company any Award Agreement or other instrument required to effect the grant of an Award to be granted or previously granted by the Committee; and

(k)               establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan.

The Committee shall determine the form or forms of the Award Agreements, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons, subject only to the review of, and consultation with, the Board on all Plan matters except selection of Participants. Notwithstanding any provisions of this Plan to the contrary, the Committee may not take any actions that individually or together would constitute a repricing of existing Stock Options.

3.2      Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

3.3      Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

3.4      Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee, one or more members of the Board who are not members of the Committee, or one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Committee.

3.5      Committee Composition. Once a Committee has been appointed pursuant to this Article III, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws and to the extent permitted by (a) Rule 16b-3 as it applies to transactions intended to qualify thereunder as exempt transactions and (b) Section 162(m) of the Internal Revenue Code to preserve the Company’s deductibility of compensation realized by Participants as a result of Awards granted to persons who are Section 162(m) Participants.

3.6      Grants to Non-Employee Directors. Notwithstanding any provision of the Plan to the contrary, with respect to Awards made to Non-Employee Directors, the Plan shall be administered by the Board, which shall have all powers the Committee would otherwise have with respect to such Awards.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1      Number of Shares. The aggregate number of shares of Common Stock that may be issued under this Plan shall be 5,000,000 (subject to adjustment in connection with changes in capital structure in accordance with Article XVII). The authorization may be increased with the approval of the Board and the stockholders of the Company.

4.2      Accounting for Awards. If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares available for issuance under the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any shares of Common Stock, or if any shares of Common Stock covered by an Award or to which an Award relates are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for issuance under the Plan. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, shall again be available for granting Awards under the Plan, subject to the limitations of Section 4.1. If any shares of Restricted Stock are surrendered by the

Participant or repurchased by the Company, or if any Restricted Stock Units are surrendered by the Participant, then the number of shares counted against the aggregate number of shares available under the Plan with respect to such Award of Restricted Stock or Restricted Stock Units, to the extent of any such surrender or repurchase by the Company, shall again be available for issuance under the Plan. Notwithstanding the provisions of this Section 4.2, no shares of Common Stock may again be optioned, granted or awarded (i) if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, or (ii) if prohibited by applicable laws, regulations or exchange rules.

ARTICLE V

PARTICIPATION

5.1      Eligibility and Participation; Award Agreements.

(a)               Participants in the Plan shall be those Eligible Employees, Non-Employee Directors and Consultants designated by the Committee from time to time during the term of the Plan to receive one or more Awards provided under the Plan, which Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award. Participants who are Employees may be granted from time to time one or more Incentive Stock Options, and Participants (whether or not they are Employees) may be granted one or more Awards that are not Incentive Stock Options; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one Award shall not result in automatic receipt of, or entitlement to, any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.

(b)               Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Internal Revenue Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Internal Revenue Code. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Award Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any Award Agreement entered into hereunder, the provisions of the Plan shall govern.

5.2      Limitations.

(a)               No Participant shall be granted, in any fiscal year of the Company, an Award covering more than One Million Five Hundred Thousand (1,500,000) shares of Common Stock.

(b)               The following limitations shall apply to grants of Stock Options and Stock Appreciation Rights to Participants:

(i)                  If a Stock Option or Stock Appreciation Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XVII), the canceled Stock Option or Stock Appreciation Right shall be counted against the limit set forth in Section 5.2(a).

(ii)              Incentive Stock Options may not be granted to Non-Employee Directors or to Consultants.

5.3      Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Awards granted to Participants who are subject to Section 16 of the Exchange Act, must comply with the applicable provisions of Rule 16b-3 and shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule (whether or not set forth in an Award Agreement). To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.4      Provisions Applicable to Section 162(m) Participants.

(a)               The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code.

(b)               Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock, the restrictions of which lapse upon the attainment of performance goals that are related to one or more of the Performance Criteria.

(c)                To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Internal Revenue Code, with respect to any Award granted to one or more Section 162(m) Participants, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Internal Revenue Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)               Notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code shall be subject to any additional limitations set forth in Section 162(m) of the Internal Revenue Code (including any amendment to Section 162(m) of the Internal Revenue Code) or any regulations or rulings issued thereunder that are requirements for qualification of performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE VI

STOCK OPTIONS

6.1      General Provisions.

(a)               Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Options. The Committee in its sole discretion may designate whether a Stock Option granted to an Employee is to be considered an Incentive Stock Option or a Non-Qualified Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Stock Option affect the right to exercise any other Stock Option or affect the number of shares of Common Stock for which any other Stock Option may be exercised. All Stock Options granted to Participants who are not Employees shall be Non-Qualified Options. A Stock Option shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b)               Manner of Stock Option Exercise. A Stock Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein, (i) by delivery of written notice of exercise to the persons specified by the Company from time to time, in person or through mail, facsimile, electronic mail or other electronic transmission, or by delivery of notice of exercise in such other method as has been approved by the Committee, and (ii) by paying in full, with the written notice of exercise or at such other time as the Committee may establish, the total exercise price under the Stock Option for the shares being purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Stock Option (or portion thereof) that is being exercised and the number of shares with respect to which the Stock Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice and payment to the Company. As soon as practicable after the effective exercise of the Stock Option, and upon satisfaction of all applicable withholding requirements pursuant to Article XIII of the Plan, the Participant, or the Participant’s nominee, shall be recorded on the stock transfer books of the Company as the owner of the shares purchased. The Company may, but is not required to, deliver to the Participant one or more duly issued and executed stock certificates evidencing such ownership.

(c)                Payment of Stock Option Exercise Price. At the time of the exercise of a Stock Option, payment of the total Stock Option exercise price for the shares to be purchased shall be made in the manner specified in the Award Agreement relating to such Stock Option, which may include any or all of the following methods of payment:

(i)      at the Participant’s election, either:

(A)             in cash or by check; or

(B)             by transfer from the Participant to the Company of shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise Stock Options) that the Participant has held for more than six months with a then-current aggregate Fair Market Value equal to the total Stock Option exercise price; or

(ii)    at the Company’s election:

(A)             by the Company retaining a number of shares of Common Stock deliverable upon exercise of a Stock Option whose aggregate Fair Market Value is equal to the exercise price to be paid in connection with such exercise; or

(B)             to the extent permissible under applicable law, by delivery to the Company of: (I) a properly executed exercise notice, (II) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Company (on the same day that the shares of Common Stock issuable upon exercise are delivered) the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (III) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale.

(d)               Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant or its nominee becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant or its nominee becomes the holder of record of such Common Stock.

6.2      Incentive Stock Options.

(a)               Incentive Stock Option Exercise Price. The per share price to be paid by a Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee at the time an Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), but in no event shall such exercise price be less than:

(i)                  the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates; or

(ii)              110% of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Internal Revenue Code), 10% or more of the total combined voting power of all classes of stock of the Company or of any Affiliated Corporation (such a Participant is referred to as a “10% Holder”).

(b)     Number of Option Shares. The number of shares of Common Stock subject to an Incentive Stock Option shall be designated by the Committee at the time the Committee decides to grant an Incentive Stock Option.

(c)                Aggregate Limitation of Stock Exercisable Under Options. To the extent the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under the Plan or otherwise, granted by the Company and Affiliated Corporations, exceeds $100,000, such excess shall be treated as a Non-Qualified Option.

(d)               Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted,  or, in the case of Participants who are 10% Holders as described in Section 6.2(a)(ii), five years from the date the Stock Option is granted. Upon the expiration of such exercise period, the Incentive Stock Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Article XIV, all Incentive Stock Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee.

(e)                Restrictions on Exercise of Incentive Stock Options. Incentive Stock Options may be granted subject to such restrictions as to the timing of exercise of all or various portions thereof as the Committee may determine at the time it grants Incentive Stock Options to Participants.

(f)                 Disposition of Stock Acquired Pursuant to the Exercise of Incentive Stock Options. In the event that a Participant makes a disposition (as defined in Section 422(c) of the Internal Revenue Code) of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Stock Option was exercised, the Participant shall send written notice to the Company at its corporate headquarters (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of any additional withholding required by federal, state and local income and other tax laws.

6.3      Non-Qualified Options.

(a)               Option Exercise Price. The per share price to be paid by the Participant at the time a Non-Qualified Option is exercised shall be determined by the Committee at the time the Stock Option is granted or amended, but in no event shall such exercise price per share be less than the Fair Market Value of one share of Common Stock on the date the Stock Option is granted or amended.

(b)               Number of Option Shares. The number of shares of Common Stock subject to a Non-Qualified Option shall be designated by the Committee at the time the Committee decides to grant a Non-Qualified Option.

(c)                Duration of Non-Qualified Options; Restrictions on Exercise. The period during which a Non-Qualified Option may be exercised, and the installment restrictions on option exercise during such period, if any, shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted. Upon the expiration of such exercise period, the Non-Qualified Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Article XIV, all Non-Qualified Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee, Non-Employee Director or Consultant.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1      Grant of Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2      Stock Appreciation Rights. Stock Appreciation Rights shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive the economic value of such Stock Appreciation Right determined in the manner prescribed in Section 7.3.

7.3      Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions consistent with other provisions of the Plan as may be determined from time to time by the Committee and shall include the following:

(a)               Manner of Exercise. A Stock Appreciation Right shall be exercised by the giving of notice in the same manner in which a Stock Option may be exercised.

(b)               Payment Upon Exercise. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the economic value thereof, which shall be equal to (i) the excess of the then Fair Market Value of one share of Common Stock on the date of exercise over the exercise price per share specified in the Stock Appreciation Right, multiplied by (ii) the number of shares in respect of which the Stock Appreciation Right is being exercised (the “SAR Value”).

(c)                Form of Payment. A Participant shall receive the SAR Value in shares of Common Stock.

7.4      Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Appreciation Right until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

ARTICLE VIII

RESTRICTED AWARDS

8.1      Restricted Stock Awards

(a)               Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee. To the extent required by applicable law, a Participant shall be required to pay to the Company an amount equal to the par value of the Common Stock subject to the Restricted Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

(b)               Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him or her under Section 8.1(a) shall be subject to restrictions on disposition by the Participant an obligation to forfeit and surrender shares to the Company under certain circumstances set forth in the Award Agreement, including but not limited to the Participant’s continuous status as an Employee, Non-Employee Director or Consultant for a restriction period specified by the Committee, or the attainment of any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment, director service or consulting service or different performance criteria with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Common Stock shares constituting a Restricted Stock Award. Subject to the provisions of Articles XVI and XIX, if a Participant’s continuous status as an Employee, Non-Employee Director or Consultant terminates prior to the end of such restriction period or the attainment of such performance criteria as may be specified by the Committee, the Restricted Stock Award shall be forfeited and all shares of Common Stock related thereto shall be immediately returned to the Company.

(c)                Privileges of a Stockholder; Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon becoming the holder of record of such Common Stock; provided however, that the Participant’s right to sell, encumber, or otherwise transfer such Common Stock (and any other securities issued in respect of such shares of Common Stock as a stock dividend, stock split or the like) shall be subject to the limitations of Section 16.3 hereof.

(d)               Enforcement of Restrictions. In the event a Participant receives a stock certificate evidencing the grant of Restricted Stock, the Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.1(b) and 8.1(c):

(i)                  Placing a legend on the stock certificates referring to the restrictions;

(ii)              Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(iii)          Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

8.2      Restricted Stock Units. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Units. The number of shares of Restricted Stock Units shall be determined by the Committee on the date of grant of such Award and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise specified (a) in the Award Agreement relating to the Restricted Stock Unit or (b) in writing by the Committee, a Participant shall receive the payment for the Restricted Stock Unit in shares of Common Stock. Payment for a Restricted Stock Unit will not be made until the Award has vested, pursuant to a vesting schedule established by the Committee and set forth in the Award Agreement. In the event payment for an Award of Restricted Stock Units is made in a form other than in shares of Common Stock pursuant to the terms of this Section 8.2, such payment shall be in an amount equal to the product of (i) Fair Market Value of a share of Common Stock with respect to the relevant vesting date, multiplied by (ii) the number of Restricted Stock Units vesting on such date. Holders of Restricted Stock Units shall have no rights as Company stockholders with respect to such Award. No Dividend Equivalents Awards shall be granted in connection with Restricted Stock Units.

ARTICLE IX

NON-EMPLOYEE DIRECTOR STOCK

9.1      Non-Employee Director Stock. Each Non-Employee Director may receive all or a portion equal to 25%, 50%, or 75% of his or her annual retainer and any meeting fees (which shall include any additional annual retainer or fees paid to a committee chair) in shares of Common Stock if elected by the Non-Employee Director. An election pursuant to this Section 9.1 must be made in writing on or before the first day of the fiscal year to which the election relates and shall entitle the Non-Employee Director to a number of shares of Common Stock determined by dividing (a) the dollar amount of the portion of the retainer for a given quarterly fiscal period that is to be paid in shares of Common Stock by (b) the Fair Market Value of one share of Common Stock as of the last day of such fiscal period, rounded up to the next full number of shares. In the event any person becomes a Non-Employee Director other than at the beginning of an annual retainer period, such person may elect, within 30 days of the date on which such person becomes a Non- Employee Director, to receive his or her retainer and any meeting fees in shares of Common Stock as described above for the balance of such annual retainer period in accordance with the formula set forth in the preceding sentence.

9.2      Elections. The Committee shall determine the form of Non-Employee Director’s elections pursuant to this Article IX, which form shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Non-Employee Director with respect to Common Stock paid with respect to the Non-Employee Director’s annual retainer and any meeting fees.

ARTICLE X

STOCK AWARDS

Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Awards in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be, but are not required to be, based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. To the extent required by applicable law, a Participant shall be required to pay to the Company an amount equal to the par value of the Common Stock subject to the Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

ARTICLE XI

PERFORMANCE AWARDS

11.1    Performance Awards.

(a)               Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

(b)               Without limiting Section 11.1(a), the Committee may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 11.1(b) shall not exceed $2,500,000 or 200% of the Participant’s annual base salary with respect to any fiscal year of the Company. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

(c)                The form of payment to a Participant in respect of a Performance Award may be cash, shares of Common Stock, any type of other Award under the Plan, or any combination of the foregoing, as determined by the Committee in its sole discretion.

ARTICLE XII

OTHER AWARDS

12.1    Awards in Lieu of Bonus.

(a)               Participant Election As to Bonus Payment. At such time as the Committee determines that a Participant has or may become eligible for a Bonus Payment pursuant to a Bonus Plan, the Committee may notify the Participant as to whether or not the Participant will be required by the Committee to, or will be given the right to elect to, accept all or a part of such Bonus Payment in the form of a Stock Award. If the Committee grants the Participant the right to elect whether to accept the Bonus Payment in Common Stock as a Stock Award, then the Participant shall have 10 business days after the receipt of such notice (or such longer period as may be stated in the notice) from the Committee to make such election. The Participant shall notify the Committee with respect to his or her election on such form as may be provided for this purpose by the Committee, setting forth thereon the dollar value of the portion of the Bonus Payment which he or she desires to receive in shares of Common Stock. If a Participant fails to make an election pursuant to this Section 12.1(a) with respect to the mode of payment of a Bonus Payment, the entire Bonus Payment shall be made in cash.

(b)               Determination of Number of Shares. The number of shares of Common Stock or other forms of Awards that shall be issued or credited as a Bonus Payment shall be determined by using a reasonable valuation method specified by the Committee in its sole discretion. No fractional shares of Common Stock or other forms of Awards shall be issued or credited as a part of a Bonus Payment and the value of any such fractional share that would otherwise be issued pursuant to the Participant’s election shall be paid in cash.

(c)                Decision of Committee. The Committee shall have the sole discretion to either accept the Participant’s election with respect to the payment of a Bonus Payment, in whole or in part, in shares of Common Stock under a Stock Award or to determine that a lesser portion, or none, of the Bonus Payment will be made in shares of Common Stock, and the Committee’s determination in this regard shall be final and binding on the Participant.

12.2    Dividend Equivalents.

(a)               Coincident with or following designation for participation in the Plan, a Participant may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date any Award denominated in shares of Common Stock is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. In no event shall payment of Dividend Equivalents be contingent, directly or indirectly, upon the exercise of a Stock Option.

(b)               Dividend Equivalents granted with respect to Stock Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

12.3      Other Forms of Award. From time to time during the duration of the Plan, the Committee may, in its sole discretion, adopt one or more other forms of Awards for Eligible Employees, Non-Employee Directors or Consultants pursuant to which such Eligible Employees, Non-Employee Directors or Consultants may acquire shares of Common Stock or the economic equivalent thereof, whether by purchase, outright grant or otherwise. Any such arrangements shall be subject to the general provisions of the Plan and, to the extent required under applicable exchange rules, shareholder approval.

ARTICLE XIII

WITHHOLDING

13.1    Withholding Requirement. The Company’s obligations to deliver shares of Common Stock upon the exercise or receipt of any Award shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2    Withholding With Common Stock. The Company may, in its sole discretion, allow or require Participants to pay all or any portion of any tax withholding obligation that results from Awards by the Company withholding from shares otherwise issuable to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount. Any such withholding of shares of Common Stock shall be subject to such terms and conditions as the Company may, from time to time, establish; provided, that, in the case of a Participant who is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then the approval by the Committee of the grant of the award shall be deemed to include approval by the Committee of this withholding provision, unless otherwise specified in the Award Agreement.

ARTICLE XIV

EFFECT OF TERMINATION OF SERVICE ON AWARDS

Except as otherwise provided in a written agreement between the Company and a Participant, the provisions of this Article XIV will apply as follows:

14.1    Effect of Termination of Service on Stock Options and Stock Appreciation Rights. No Stock Option or Stock Appreciation Right may be exercised unless, at the time of such exercise, the Participant is an Employee, Non-Employee Director or Consultant, except as follows:

(a)               Subject to Section 14.1(c), if such termination is due to the death of the Participant, or the Participant dies within three months after such termination, or if such termination occurs after the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the Stock Option or Stock Appreciation Right may be exercised, to the extent vested at the time of the Participant’s termination of employment, by the Participant (or, in the case of death, by the person to whom it is transferred by will of the laws of descent and distribution) within a period of one year after the date of death (but in no event longer than the term of the Stock Option or Stock Appreciation Right).

(b)               Subject to Section 14.1(c), if the Participant’s employment is terminated for any reason other than those reasons covered by Section 14.1(a), then the Stock Option or Stock Appreciation Right shall be exercisable, to the extent vested at the time of such termination, for a period of 90 days after the date of such termination.

(c)                Notwithstanding the provisions of Sections 14.1(a) and (b) above, with respect to all grants of Stock Options or Stock Appreciation Rights, no such grants shall be exercisable after the date of termination of employment if either the termination was for Cause, or if the former Employee, Consultant or Non-Employee Director is then, in the sole judgment of the Company, in material breach of any contractual, statutory, fiduciary or other legal obligation to the Company.

ARTICLE XV

NON-U.S. PARTICIPANTS

The Committee may grant awards to Employees, Consultants and Non-Employee Directors whose relationship with the Company or an Affiliated Corporation is subject to the laws of a foreign jurisdiction (a “Non-U.S. Participant”). However, no Award shall be granted that, as a result of the operation of the laws of a foreign jurisdiction, shall limit the authority, rights and powers of the Company, the Board or the Committee under the Plan, including without limitation, the authority of the Committee to determine whether Awards will be granted and under what circumstances Awards become exercisable, nonforfeitable or payable, unless such limitation is explicitly acknowledged by the Company in the relevant Award Agreement. Any grant of an Award that results in the imposition of any of the foregoing limitations shall be null and void ab initio. Subject to the limitations of this Article XV, the Committee may impose whatever requirements and provisions it deems necessary in its sole discretion to permit an Award to be made to a Non-U.S. Participant. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or an Affiliated Corporation may operate to assure the viability of the benefits of Awards made to Participants employed in the such countries and to meet the intent of the Plan.

ARTICLE XVI

RIGHTS OF PARTICIPANTS

16.1    Employment, Directorship or Consulting Relationship. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment, service as a director or consulting relationship with the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of service shall be determined by the Committee or its designee.

16.2    Meaning of Continuous Status. For all purposes of the Plan and unless otherwise specified in the Award Agreement, so long as a Participant is either an Employee or a Non-Employee Director or a Consultant, without a break in between any change in status, he or she shall be considered to be in continuous status as an Employee, Non-Employee Director or Consultant, even if the person is serving in one capacity when the award is granted and subsequently changes to service in a different capacity, such as terminating employment but continuing to serve as a Consultant.

16.3    Nontransferability. Except as otherwise (a) approved by the Committee and set forth in the Award Agreement between the Company and the Participant or (b) required pursuant to a qualified domestic relations order, no right or interest of any Participant in an Award prior to the completion of the restriction period applicable thereto shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. If permitted by applicable law (including Rule 16b-3, as amended from time to time), the Committee may (but need not) permit the transfer of Awards either generally, to a limited class of persons or on a case-by-case basis. In the event of a Participant’s death, a Participant’s rights and interest in any Awards shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Stock Options or Stock Appreciation Rights may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee or its designee with evidence satisfactory to the Committee or its designee of such status.

16.4    Other Benefits. The amount of any compensation deemed to be received by an Employee, Non-Employee Director or Consultant as a result of the receipt, vesting, exercise of an Award will not constitute “earnings” with respect to which any other benefits provided by the Company or an Affiliated Corporation to such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

16.5    Unfunded Plan. The Company’s obligation under this Plan shall not be funded or secured in any manner or at any time (including in connection with the change of the Company’s financial health), and the Company shall not be required or permitted to establish any special or separate fund or to make any other segregation of funds or assets to insure the payment of any Awards as to the claims of general creditors. The Company may not set aside assets for the payment of any Awards in a trust or other arrangement that is located outside the United States.

ARTICLE XVII

CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL

17.1    Change in Capital Structure. Subject to Section 17.4, in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event including a Change of Control, in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Board shall direct the Committee to, in such manner as it determines is equitable, adjust any or all of:

(a)               The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Article IV);

(b)               The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(c)                The grant or exercise price with respect to any Award; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or Stock Appreciation Right.

17.2    Extraordinary Events. Subject to Section 17.4, in the event of any transaction(s) or event(s) described in Section 17.1 or any unusual or nonrecurring transaction(s) or event(s) affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles occurs, including any Change of Control, the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to direct the Committee to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)               To provide for the cancellation of the Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (including an amount equal to zero for Awards with respect to which no cash could have been so attained or realized);

(b)               To provide that the Award cannot vest, be exercised or become payable after such event;

(c)                To provide that such Award shall be vested, exercisable and nonforfeitable as to all shares covered thereby and that all restrictions with respect thereto shall lapse, notwithstanding anything to the contrary in the Plan or an Award Agreement;

(d)               To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(e)                To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or Stock Appreciation Right.

(f)                 Notwithstanding any other provision of the Plan, in no event shall the acceleration of any option hereunder upon a Change of Control occur to the extent an “excess parachute payment” (as defined in Internal Revenue Code Section 280G) would result. If the Board or the Committee determines that such an excess parachute payment would result if any full acceleration under this Section 17.2 occurred (when added to any other payments or benefits contingent on a Change of Control under any other agreements, arrangements or plans) then the extent to which rights are accelerated shall be reduced so that total parachute payments do not exceed 299% of the Participant’s “base amount,” as defined in Internal Revenue Code Section 280G(b)(3).

17.3    162(m); Rule 16(b)-3; Section 280G. With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), other than in the event of a Change of Control, no adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto, or cause and “excess parachute payment” to occur under Internal Revenue Code Section 280G. No adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Internal Revenue Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. Furthermore, no adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent such adjustment would cause an Award that constitutes a deferral of compensation under Section 409A to fail to satisfy the requirements of such Section 409A.

17.4    No Limitation on Company or Stockholders. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE XVIII

GENERAL RESTRICTIONS

18.1    Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising or receiving such Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

18.2    Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be delivered, accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

ARTICLE XIX

PLAN AMENDMENT, MODIFICATION AND TERMINATION

19.1    Amendment or Termination. The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate the Plan. The Committee, at any time and from time to time and in any respect, may amend or modify the Plan. No such amendment shall be effective unless, the Company shall obtain stockholder approval of any amendment to the extent necessary to comply with the requirements relating to the Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

19.2    Effect of Amendment.

(a)               With regard to any Award that has been granted to a Participant, the terms and conditions of the Plan in effect on the date of such grant was made shall govern, notwithstanding subsequent amendments, unless otherwise agreed upon by the Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 18.2, Article XV or Article XVII.

(b)               Except as set forth in Section 19.2(a) hereof, the termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her without the Participant’s consent. With the consent of the Participant affected, the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan.

19.3    Preservation of Incentive Stock Options. The Board or the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Stock Options for such favorable treatment as may be afforded Incentive Stock Options under Section 422 of the Internal Revenue Code.

ARTICLE XX

REQUIREMENTS OF LAW

20.1    Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

20.2    Governing Law. The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XXI

EFFECTIVE DATE OF THE PLAN

21.1    Effective Date. The Plan shall be effective as of the date it is approved by the stockholders of the Company.

21.2    Duration of the Plan. The Plan shall terminate at midnight on the date that is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by Board action; and no Award shall be granted after such termination. Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions or payable, in accordance with their terms.

ARTICLE XXII

SECTION 409A

22.1    Deferred Compensation. It is the Company’s intention that no Awards under this Plan shall constitute deferred compensation, as defined in Section 409A, or be subject to 409A. Unless provided otherwise by the Award Agreement, Awards subject to Section 409A will be paid in a lump sum as soon as practical, but, at the Company’s discretion, not later than March 15 of the year following the calendar year in which they are no longer subject to a “substantial risk of forfeiture” (as defined and applied in Section 409A) (the “Applicable Period”). To the extent that an Award is not paid within the Applicable Period but is paid by December 31 of the calendar year which includes the Applicable Period, then it is intended that such payment shall be treated as made at a “specified time” for purposes of complying with Section 409A. To the extent that the Company desires to grant an Award which constitutes deferred compensation, the time and form of payment for such Award shall be governed by the Award Agreement.

22.2    Six Month Delay. Notwithstanding anything to the contrary in this Plan, if a Participant constitutes a “specified employee” (as defined and applied in Section 409A), to the extent any payment under this Plan constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A), and to the extent required by Section 409A, no payments due under this Plan as a result of the Participant’s “separation from service” (as defined in Section 409A) may be made until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum as soon as administratively practicable following the sixth month anniversary of the Participant’s separation from service. For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment.”

PROXY	PROXY

HARTE-HANKS, INC.

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

8:30 a.m., Central Time, Wednesday, May 29, 2013

Embassy Suites Hotel, 10110 US Highway 281 North

San Antonio, Texas 78216

The undersigned stockholder of Harte-Hanks, Inc. (the “Company”) hereby revokes any proxy or proxies previously granted and appoints Douglas C. Shepard and Robert L. R. Munden or either of them as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournments(s) or postponements(s) thereof.

The undersigned acknowledges receipt of the Harte-Hanks, Inc. Notice of Annual Meeting of Stockholders and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY STOCKHOLDER SIGNING THIS PROXY WITHOUT MARKING ITEM 1, ITEM 2 OR ITEM 3 WILL BE DEEMED TO HAVE GIVEN THE DESIGNATED PROXIES COMPLETE DISCRETION IN VOTING HIS, HER OR ITS SHARES “FOR” PROPOSALS 1, 2 AND 3. IF ANY SUCH ITEM IS MARKED, A STOCKHOLDER’S SHARES WILL BE VOTED ON SUCH ITEM IN ACCORDANCE WITH HIS, HER OR ITS INSTRUCTIONS. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS DESCRIBED IN THE PROXY STATEMENT.

(Continued and to be voted on reverse side)

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

♦   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.      ♦

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 29, 2013. The Proxy Statement and our 2012 Annual

Report on Form 10-K are available at: www.proxyease.com/hhs/2012

Annual Meeting Proxy Card	Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

A. Proposals – Our Board has recommended FOR all nominees and proposal 2.

1.	To elect two Class II directors, each for a three-year term:	FOR	WITHHOLD
	01 – Stephen E. Carley	☐	☐
	02 – William F. Farley	☐	☐
	03 – Larry D. Franklin	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as Harte Hanks’ independent registered public accounting firm for fiscal year 2013.	☐	☐	☐
3.	To approve the Harte-Hanks 2013 Omnibus Incentive Plan	☐	☐	☐
4.	In their discretion, the management proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponment thereof.
B.	Non-Voting Items
Change of Address – Please print new address below.

C.           Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date: ______ /_____ /____________

_____________________________________________________

 Signature 1

_____________________________________________________

 Signature 2

CONTROL NUMBER

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

♦      PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.      ♦

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.proxyease.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

HARTE-HANKS, INC.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2013

Embassy Suites Hotel, 10110 US Highway 281 North, San Antonio, Texas 78216 at 8:30 A.M. Central Time

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report to Stockholders are available at http://www.viewproxy.com/harte-hanks/2013/

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 20, 2013 to facilitate timely delivery.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

To the Stockholders of HARTE-HANKS, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Harte-Hanks, Inc. will be held on May 29, 2013 at the Embassy Suites Hotel, 10110 US Highway 281 North, San Antonio, Texas 78216 at 8:30 A.M. Central Time for the following purposes:

1. To elect three Class II directors, each for a three-year term:

01– Stephen E. Carley, 02– William F. Farley, 03– Larry D. Franklin

2. To ratify the appointment of KPMG LLP as Harte-Hanks’ independent registered public accounting firm for fiscal year 2013.

3. To approve the Harte-Hanks 2013 Omnibus Incentive Plan.

4. In their discretion, the management proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponment thereof.

Our Board has recommended FOR all nominees and proposal 2 and 3.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this annual meeting and future meetings may be requested by one of the following methods:

To view your proxy materials online, go to http://viewproxy.com/harte-hanks/2013/. Have the 11 digit control number available when you access the website and follow the instructions.

877-777-2857   TOLL FREE

requests@viewproxy.com

* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11 digit control number located in the box below.

CONTROL NO.

HARTE-HANKS, INC.

9601 McAllister Freeway, Suite 610

San Antonio, TX 78216

The following proxy materials are available to you to review at: www.viewproxy.com/harte-hanks/2013/

• 2012 Annual Report

• Proxy Statement

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by internet or request a hard copy.

You May Vote Your Proxy When You View The Material On The Internet.

You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on May 28, 2013.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-877-777-2857 toll free

or

By logging onto http://viewproxy.com/harte-hanks/2013/

or

By email at: requests@viewproxy.com

Please include the company name and your control number in the subject line.